As filed with the Securities and Exchange Commission on ______, 2009


                                                Commission File No. 333-161895


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A
                                 Amendment No. 1


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                          SYNERGY RESOURCES CORPORATION
               (Exact name of registrant as specified in charter)

       Colorado                            1311                 20-2835920
-----------------------       -------------------------    -------------------
(State or other jurisdiction  (Primary Standard Classi-       (IRS Employer
    of incorporation)           fication Code Number)          I.D. Number)

                                20203 Highway 60
                              Platteville, CO 80651
                                 (970) 737-1073
                   ------------------------------------------
         (Address and telephone number of principal executive offices)

                                20203 Highway 60
                              Platteville, CO 80651
               ---------------------------------------------------
(Address of principal place of business or intended principal place of business)

                              William E. Scaff, Jr.
                                20203 Highway 60
                              Platteville, CO 80651
                                 (970) 737-1073
                 ----------------------------------------------
           (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

 As soon as practicable after the effective date of this Registration Statement
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

       Large accelerated filer   [  ]            Accelerated filer   [  ]

       Non-accelerated filer     [  ]            Smaller reporting company  [X]
(Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

Title of each                        Proposed     Proposed
 Class of                             Maximum      Maximum
Securities            Securities     Offering     Aggregate       Amount of
   to be                to be        Price Per     Offering      Registration
Registered            Registered      Share (1)     Price            Fee
----------            ----------     ----------   ---------      ------------

Common Stock (2)      18,246,932       $1.14     $20,801,502
Series A Warrants (3)  3,091,733       $0.01          30,917
Series A Warrants (4)  1,038,000       $0.01          10,380
Common Stock (5)       1,038,000       $1.14       1,183,320        $1,229
                                                ------------


(1) Offering price computed in accordance with Rule 457.

(2) Shares of common stock offered by selling shareholders, including shares issuable upon exercise of Series A warrants, Series B warrants, and options.

(3) Series A warrants held by the selling shareholders on the date this registration statement was first filed with the Securities and Exchange Commission.

(4) Series A Warrants to be issued to shareholders owning registrant's shares of common stock on September 9, 2008.

(5) Shares of common stock to be issued upon the exercise of Series A warrants to be issued to shareholders owning registrant's shares of common stock on September 9, 2008.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                          SYNERGY RESOURCES CORPORATION

                                  Common Stock
                                       and
                                Series A Warrants

     By means of this prospectus:


     o we are issuing 1,038,000 Series A warrants to those shareholders who were owners of our common stock on September 9, 2008;


     o we are registering for public sale 3,091,733 Series A warrants previously issued to our shareholders and a securities broker.

     o a number of our shareholders are offering to sell up to 19,284,932 shares of our common stock which they acquired, or may acquire,

          -    as a result of the acquisition of another corporation
          -    in a private offering
          - upon the exercise of our Series A warrants, Series B warrants or options.
          - upon the exercise of warrants issued to a securities broker which acted as a sales agent in a private offering of our securities.

      Although we will receive proceeds if any of the Series A or Series B Warrants are exercised, we will not receive any proceeds from the sale of the common stock or Series A Warrants by the selling stockholders. We will pay for the expenses of this offering which are estimated to be $45,000.


      Our common stock is traded on the OTC Bulletin Board under the symbol SYRG. On October 7, 2009 the closing price for our common stock was $1.20.


      As of the date of this prospectus there was no public market for our Series A or Series B Warrants. Although we plan to have our Series A Warrants quoted on the OTC Bulletin Board, we may not be successful in establishing any public market for the Series A Warrants.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.



                 The date of this prospectus is October__, 2009.

                               PROSPECTUS SUMMARY

      We were incorporated in Colorado in May 2005 and are involved in oil and gas exploration and development.


      As of September 30, 2009 we:

     o had an interest in ten wells. Two wells began producing in February and April 2009, seven wells are being completed and one gas well is shut in;


     o owned oil and gas leases covering approximately 6,700 acres in Colorado and Nebraska.

      Our website is:  www.synergyresourcescorporation.com.

     Our offices are located at 20203 Highway 60, Platteville, CO 80651. The Platteville office telephone number is (970) 737-1073 and its fax number is
(970) 737-1045. We also maintain an office at 1200 17th Street, Suite 570, Denver, CO 80202. Our telephone number at our Denver office is (303) 623-3966 and our fax number in Denver is (303) 534-0151.

      See the "Glossary" section of this prospectus for the definition of terms pertaining to the oil and gas industry which are used in this prospectus.

The Offering

      Prior to September 10, 2008 our corporate name was Brishlin Resources Inc. On September 10, 2008 we acquired approximately 89% of the outstanding shares of Synergy Resources Corporation in exchange for 8,882,500 shares of our common stock and 1,042,500 Series A warrants. On December 19, 2008 we acquired the remaining shares of Synergy for 1,077,500 shares of our common stock and 1,017,500 Series A warrants.

      On September 10, 2008 we also changed our corporate name to Synergy Resources Corporation.

      In contemplation of the acquisition of Synergy, our shareholders approved a 1-for-10 reverse split of our common stock and our directors declared a dividend of Series A warrants. The dividend provided that each person owning our shares at the close of business on September 9, 2008 will receive one Series A warrant for each post-split share which they owned on that date. However, the directors' resolution approving the distribution provided that the warrants would not be issued until a registration statement covering the warrants, as well as the shares issuable upon the exercise of the warrants, had been declared effective by the Securities and Exchange Commission.

     Between December 1, 2008 and June 30, 2009 we sold 1,000,000 units to investors in a private offering at a price of $3.00 per unit. Each unit consisted of two shares of our common stock, one Series A warrant and one Series B warrant. We paid Scottsdale Capital Advisors, the sales agent for the private offering, a commission of $47,600 (equal to 10% of the amount raised by

Scottsdale Capital). We also agreed to issue to Scottsdale Capital 31,733 sales agent warrants (or one sales agent warrant for each five Units sold by Scottsdale Capital).

By means of this prospectus:

     o    we are issuing:

          - 1,038,000 Series A warrants to those shareholders who were owners of our common stock on September 9, 2008, and
          - up to 1,038,000 shares of our common stock to the holders of these warrants if and when the warrants are exercised.

     o    a number of our shareholders are offering to sell:

          - up to 8,060,000 shares of our common stock which they acquired in connection with our acquisition of Synergy,
          - up to 2,060,000 Series A warrants acquired in the acquisition, and
          - up to 2,060,000 shares of common stock which may issuable upon the exercise of the Series A warrants.
          - up to 4,000,000 shares of common stock issuable upon the exercise of options.

     o    a number of investors are offering to sell:

          - up to 2,000,000 shares of our common stock which they acquired in the private offering;
          - up to 1,000,000 Series A warrants which they acquired in a private offering; and
          - up to 2,000,000 shares of our common stock which are issuable upon the exercise of the Series A and Series B Warrants.


     o Scottsdale Capital, the sales agent for our private offering, is offering to sell:


          - up to 63,466 shares of common stock which are issuable upon the exercise of the sales agent warrants;
          - up to 63,466 shares of our common stock which are issuable upon the exercise of the Series A and Series B warrants included as part of the sales agent's warrants.
          - up to 31,733 Series A warrants issuable upon the exercise of the sales agent's warrants.

      The holders of the 1,038,000 Series A warrants issued to shareholders of record on September 9, 2008 may sell these warrants in the public market without the use of this prospectus.

      Each Series A warrant entitles the holder to purchase one share of our common stock at a price of $6.00 per share. The Series A warrants expire on the earlier of December 31, 2012 or twenty days following written notification from us that our common stock had a closing bid price at or above $7.00 for any ten of twenty consecutive trading days.

      Each Series B warrant entitles the holder to purchase one share of our common stock at a price of $10.00 per share. The Series B warrants expire on the earlier of December 31, 2012 or twenty days following written notification from us that our common stock had a closing bid price at or above $12.00 for any ten of twenty consecutive trading days.

      Each Sales Agent warrant entitles the holder to purchase two shares of our common stock, one Series A warrant and one Series B warrant. The terms of the Series A and Series B warrants are the same as those disclosed in the two preceding paragraphs. The Sales Agent warrants are exercisable at a price of $3.60 per warrant and will expire on the earlier of December 31, 2012 or twenty days following written notification from us that its common stock had a closing bid price at or above $7.00 per share for any ten of twenty consecutive trading days.

      See the sections of this prospectus entitled "Selling Shareholders" and "Plan of Distribution" for more information.


      As of September 30, 2009 we had 11,998,000 outstanding shares of common stock. The number of our outstanding shares does not include 4,100,000 shares issuable upon the exercise of options granted to our officers, directors and an employee. See the section of this prospectus captioned "Management - Stock Option and Bonus Plan" for more information concerning these options.


      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since we were incorporated, and the possible need us to sell shares of our common stock to raise capital. See "Risk Factors" section of this prospectus below for additional Risk Factors.

Forward-Looking Statements

      This prospectus contains or incorporates by reference "forward-looking statements," as that term is used in federal securities laws, concerning our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from our business activities and results of exploration that we contemplate or have completed, such as increased revenues; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

      You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus. Further, the information contained in this prospectus, or incorporated herein by reference, is a statement of our present intention and is based on present facts and assumptions, and may change at any time.

                                  RISK FACTORS

     Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of our common stock. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.


WE ARE IN THE DEVELOPMENT STAGE AND MAY NEVER BE PROFITABLE. As of the date of this prospectus we were not generating only limited revenue and we expect to incur losses during the foreseeable future. Unless and until we are profitable, we will need to raise enough capital to be able to fund the costs of our operations and our planned oil and gas exploration and development activities.


OUR FAILURE TO OBTAIN CAPITAL MAY SIGNIFICANTLY RESTRICT OUR PROPOSED OPERATIONS. We need additional capital to fund our operating losses and to expand our business. We do not know what the terms of any future capital raising may be but any future sale of our equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price investors paid for the shares of common stock sold in this offering. Our failure to obtain the capital which we require will result in the slower implementation of our business plan or our inability to implement our business plan. There can be no assurance that we will be able to obtain the capital which we will need.

      We will need to earn a profit or obtain additional financing until we are able to earn a profit. As a result of our short operating history it is difficult for potential investors to evaluate our business. There can be no assurance that we can implement our business plan, that we will be profitable, or that the securities which may be sold in this offering will have any value.

OIL AND GAS EXPLORATION IS NOT AN EXACT SCIENCE, AND INVOLVES A HIGH DEGREE OF RISK. The primary risk lies in the drilling of dry holes or drilling and completing wells which, though productive, do not produce gas and/or oil in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids and other conditions are involved in drilling and completing oil and gas wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil or gas from the well.

      Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than in development drilling. Exploratory drilling itself can be of varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil and gas than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

      Although the completion of oil and gas wells is, to a certain extent, less risky than drilling for oil and gas, the process of completing an oil or gas well is nevertheless associated with considerable risk. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce sufficient oil or gas in order to repay our investment in the well.

THE ACQUISITION, EXPLORATION AND DEVELOPMENT OF OIL AND GAS PROPERTIES, AND THE PRODUCTION AND SALE OF OIL AND GAS ARE SUBJECT TO MANY FACTORS WHICH ARE OUTSIDE OUR CONTROL. These factors include, among others, general economic conditions, proximity to pipelines, oil import quotas, supply, demand, and price of other fuels and the regulation of production, refining, transportation, pricing, marketing and taxation by Federal, state, and local governmental authorities.

BUYERS OF OUR GAS, IF ANY, MAY REFUSE TO PURCHASE GAS FROM US IN THE EVENT OF OVERSUPPLY. If wells which we drill are productive of natural gas, the quantities of gas that we may be able to sell may be too small to pay for the expenses of operating the wells. In such a case, the wells would be "shut-in" until such time, if ever, that economic conditions permit the sale of gas in quantities which would be profitable.

INTERESTS THAT WE MAY ACQUIRE IN OIL AND GAS PROPERTIES MAY BE SUBJECT TO ROYALTY AND OVERRIDING ROYALTY INTERESTS, LIENS INCIDENT TO OPERATING AGREEMENTS, LIENS FOR CURRENT TAXES AND OTHER BURDENS AND ENCUMBRANCES,
EASEMENTS AND OTHER RESTRICTIONS, ANY OF WHICH MAY SUBJECT US TO FUTURE UNDETERMINED EXPENSES. We do not intend to purchase title insurance, title memos, or title certificates for any leasehold interests we will acquire. It is possible that at some point we will have to undertake title work involving substantial costs. In addition, it is possible that we may suffer title failures resulting in significant losses.

THE DRILLING OF OIL AND GAS WELLS INVOLVES HAZARDS SUCH AS BLOWOUTS, UNUSUAL OR UNEXPECTED FORMATIONS, PRESSURES OR OTHER CONDITIONS WHICH COULD RESULT IN
SUBSTANTIAL LOSSES OR LIABILITIES TO THIRD PARTIES. Although we intend to acquire adequate insurance, or to be named as an insured under coverage acquired by others (e.g., the driller or operator), we may not be insured against all such losses because insurance may not be available, premium costs may be deemed unduly high, or for other reasons. Accordingly, uninsured liabilities to third parties could result in the loss of our funds or property.

OUR OPERATIONS ARE DEPENDENT UPON THE CONTINUED SERVICES OF OUR OFFICERS. THE LOSS OF ANY OF THESE OFFICERS, WHETHER AS A RESULT OF DEATH, DISABILITY OR OTHERWISE, MAY HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS.

OUR OPERATIONS WILL BE AFFECTED FROM TIME TO TIME AND IN VARYING DEGREES BY POLITICAL DEVELOPMENTS AND FEDERAL AND STATE LAWS AND REGULATIONS REGARDING THE DEVELOPMENT, PRODUCTION AND SALE OF CRUDE OIL AND NATURAL GAS. These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, and other matters. Rates of production of oil and gas have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws. In addition, the production of oil or gas may be interrupted or terminated by governmental authorities due to ecological and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to us and may delay or otherwise adversely affect our proposed operations.

      From time to time legislation has been proposed relating to various conservation and other measures designed to decrease dependence on foreign oil. No prediction can be made as to what additional legislation may be proposed or enacted. Oil and gas producers may face increasingly stringent regulation in the years ahead and a general hostility towards the oil and gas industry on the part of a portion of the public and of some public officials. Future regulation will probably be determined by a number of economic and political factors beyond our control or the oil and gas industry.

OUR ACTIVITIES WILL BE SUBJECT TO EXISTING FEDERAL AND STATE LAWS AND REGULATIONS GOVERNING ENVIRONMENTAL QUALITY AND POLLUTION CONTROL. Compliance with environmental requirements and reclamation laws imposed by Federal, state, and local governmental authorities may necessitate significant capital outlays and may materially affect our earnings. It is impossible to predict the impact of environmental legislation and regulations (including regulations restricting access and surface use) on our operations in the future although compliance may necessitate significant capital outlays, materially affect our earning power or cause material changes in our intended business. In addition, we may be exposed to potential liability for pollution and other damages.

SINCE OUR OFFICERS PLAN TO DEVOTE ONLY A PORTION OF THEIR TIME TO OUR BUSINESS, OUR CHANCES OF BEING PROFITABLE WILL BE LESS THAN IF WE HAD FULL TIME MANAGEMENT. As of the date of this prospectus we had two officers. These two officers are employed at other companies and their other responsibilities could take precedence over their duties to us.

Risk Factors Related to this Offering

AS OF THE DATE OF THIS PROSPECTUS THERE WAS ONLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND THERE WAS NOT PUBLIC MARKET FOR OUR SERIES A WARRANTS. AS A RESULT, PURCHASERS OF THE SECURITIES OFFERED BY THIS PROSPECTUS MAY BE UNABLE TO SELL THEIR SECURITIES OR RECOVER ANY AMOUNTS WHICH THEY PAID FOR THEIR SECURITIES.

DISCLOSURE REQUIREMENTS PERTAINING TO PENNY STOCKS MAY REDUCE THE LEVEL OF TRADING ACTIVITY IN OUR SECURITIES AND INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES OR WARRANTS. Trades of our securities will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

                          MARKET FOR OUR COMMON STOCK.

      On February 27, 2008 our common stock began trading on the OTC Bulletin Board under the symbol "BRSH." Prior to that date there was no established trading market for our common stock.

       On September 22, 2008 a 10-for-1 reverse stock split, approved by our shareholders on September 8, 2008, became effective on the OTC Bulletin Board and our trading symbol was changed to "SYRG."

      Shown below are the range of high and low closing prices for our common stock for the periods indicated as reported by the FINRA. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The market quotations for the quarters ended May 31, 2008 and August 31, 2008 have been adjusted to reflect the 10-for-1 reverse stock split referred to above.

      Quarter Ended            High         Low
      -------------            ----         ---

      May 31, 2008            $5.00        $1.50
      August 31, 2008         $3.40        $2.50
      November 30, 2008       $4.75        $3.10
      February 28, 2009       $3.45        $1.25
      May 31, 2009            $1.80        $1.45

      August 31, 2009         $1.80        $1.10


      As of September 30, 2009, we had 11,998,000 outstanding shares of common stock and 130 shareholders.


      Holders of our common stock are entitled to receive dividends as may be declared by the Board of Directors. Our Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No cash dividends have ever been declared and it is not anticipated that cash dividends will ever be paid.

        Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow our directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by our management.

      During the eight months ended August 31, 2008 we did not purchase any of our securities. During this same period no person affiliated with us purchased any of our securities on our behalf. On December 1, 2008 we purchased 1,000,000 shares of our common stock from the Synergy Energy Trust for $1,000, which was the same amount which we received when the shares were sold to the Trust.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      We were incorporated in Colorado on May 11, 2005. Since our formation we have been relatively inactive. We have never generated any revenue and prior to the acquisition of Synergy Resources Corporation our only material asset was one shut-in oil well.

      On September 10, 2008 we acquired approximately 89% of the outstanding shares of Synergy Resources Corporation in exchange for 8,882,500 shares of our common stock and 1,042,500 Series A warrants.

      On December 19, 2008 we acquired the remaining shares of Synergy for 1,077,500 shares of our common stock and 1,017,500 Series A warrants.

      See the "Prospectus Summary" section of this prospectus for information concerning the terms of these warrants.

      Synergy was incorporated in Colorado in December 2007. As of the date of our acquisition of Synergy, Synergy's only material asset was approximately $2.2 million in cash that it raised from private investors.

      Contingent upon the amount of capital available, we plan to explore for oil and gas. We expect that most of our wells will be drilled in the Denver - Julesburg ("D-J") Basin in northeast Colorado.

      Our plan of operation is disclosed in the "Business" section of this prospectus. Our future plans will be dependent upon the amount of capital we are able to raise.

       Although from a legal standpoint we acquired a controlling interest in Synergy on September 10, 2008, for financial reporting purposes the acquisition of Synergy constituted a recapitalization, and the acquisition was accounted for as a reverse merger whereby Synergy was deemed to have acquired the Company. As a result, all financial statements for periods after August 31, 2008 will reflect the historical operations of Synergy for the period of Synergy's inception (December 28, 2007) through September 10, 2008, and our operations combined with those of Synergy after that date.

      Subsequent to the Synergy acquisition, we changed our fiscal year end from December 31 to August 31. Since the acquisition of Synergy took place after August 31, 2008, financial statements for the eight months ended August 31, 2008, the year ended December 31, 2007 and the period from our inception (May 11, 2005) to August 31, 2008 are included as part of this prospectus to reflect our operating results prior to the September 10, 2008 acquisition of Synergy.

      Also included as part of this prospectus are the audited financial statements of Synergy as of August 31, 2008, and for the period from inception (December 28, 2007) to August 31, 2008 as well as pro forma financial statements giving effect to the September 10, 2008 acquisition of Synergy.

      As a result of the reverse merger and the change in our fiscal year end, our most current statement of operations in this prospectus is for the nine-month period ended May 31, 2009. Accordingly, any comparison of our operations for the nine months ended May 31, 2009 with our operations for any previous periods are not meaningful.

      The following discussion analyzes our financial condition at May 31, 2009 and summarizes the results of our operations for the nine months ended May 31, 2009, and for the period from inception (December 28, 2007) to August 31, 2008. This discussion and analysis should be read in conjunction with our audited financial statements for the period ended August 31, 2008, including the notes to the financial statements.

RESULTS OF OPERATIONS

      We are in the early stages of implementing our business plan. For financial reporting purposes, our inception date was December 28, 2007, the day that Predecessor Synergy was incorporated in the State of Colorado. Although we incorporated in 2007, we did not commence business activities until June 2008. We have been in the exploration stage since inception.

NINE MONTHS ENDED MAY 31, 2009

      Operating expenses for the nine months ended May 31, 2009 were $11,147,496, most of which was share based compensation ($10,282,000). Excluding share based compensation, operating expenses for the nine months were $865,496, consisting primarily of salaries and benefits, amounts paid under the administrative services arrangement with PM, consulting and professional fees. These costs may increase in future periods as we implement our business plan and expand our business activities.

      Operating expenses for the nine months ended May 31, 2009 include $10,282,000 of share based compensation related to the issuance of stock options. When stock options are issued, we estimate their fair value using the Black-Scholes-Merton option-pricing model. The estimated fair value is recorded as an expense on a pro-rata basis over the vesting period. In connection with the merger, we agreed to issue options covering 4,000,000 shares to replace similar options that had previously been issued. We estimate that the fair value of the replacement options exceeded the fair value of the surrendered options by $10,185,345 and the relevant vesting period is nine months. The pro-rata expense amount allocated to this nine-month period was the entire amount of $10,185,345 and there is no remaining amount to recognized in future periods. Other options have been issued which increased total expenses for the period to $10,282,000.

      The factors that will most significantly affect our results of operations will be (i) the sale prices of crude oil and natural gas, (ii) the amount of production from oil or gas wells in which we have an interest, and (iii) and lease operating expenses. Our revenues will also be significantly impacted by our ability to maintain or increase oil or gas production through exploration and development activities.

      Other than the foregoing, we do not know of any trends, events or uncertainties that will have had or are reasonably expected to have a material impact on our sales, revenues or expenses.

PERIOD FROM INCEPTION (DECEMBER 28, 2007) TO AUGUST 31, 2008

      For the period from inception (December 28, 2007) to August 31, 2008, we recorded a net loss of $(193,378), or $(0.07) per share. As discussed below, we recorded no revenues for the period and operating expenses were incurred to develop our business plan.

      Although we incorporated on December 28, 2007, we were dormant until June, 2008, when we commenced development of our business plan including activities which resulted in the transaction on September 10, 2008. Operating expenses for the period ended August 31, 2008 were $196,271, consisting primarily of salaries and benefits, amounts paid under an administrative services arrangement with an affiliate, Petroleum Management, LLC, professional fees and share-based compensation.

      On June 11, 2008, we entered into two-year employment agreements with our two executive officers. Pursuant to the terms of those agreements, the salaries of William E. Scaff, Jr. and Ed Holloway are each $12,500 per month.

      Petroleum Management, LLC ("PM") provides us with various administrative services. For the period ended August 31, 2008, we paid $53,333 under the administrative services agreement.

      Operating expenses include $28,200 of share based compensation related to the issuance of stock options. When stock options are issued, we estimate their fair value using the Black-Scholes-Merton option-pricing model. The estimated fair value is recorded as an expense on a pro-rata basis over the vesting period.

      During the period ended August 31, 2008, stock options were granted to purchase 4,000,000 shares of common stock. Effective June 11, 2008, options covering 2,000,000 shares were issued to our executive officers at an exercise price of $10.00 and a term of five years. These options became fully vested in June, 2009. The fair value of these options was determined to be nil. Effective June 30, 2008, options covering an additional 2,000,000 shares were granted to our executive officers at an exercise price of $1.00 and a term of five years. These options became fully vested in June, 2009. Based upon a fair value calculation, these options were determined to have a value of $127,000. Stock option compensation expense of $28,200 was recorded for the period ended August 31, 2008, based on an allocation of the fair value over the vesting period.

LIQUIDITY AND CAPITAL RESOURCES

      Our sources and (uses) of funds for the nine months ended May 31, 2009, the period from inception (December 28, 2007) to August 31, 2008, and the period from inception (December 28, 2007) to May 31, 2009 are shown below:


                                                         Inception       Inception
                                        Nine Months    (December 28,   (December 28,
                                           Ended          2007) to        2007) to
                                           May 31,       August 31,        May 31,
                                            2009            2008            2009
                                        ------------    ------------    ------------

Cash used in operations                  $(621,623)      $(139,264)       $(760,887)

Acquisition of oil and gas properties
    and equipment                       (2,279,426)             --       (2,279,426)

Option on oil and gas properties          (100,000)             --         (100,000)

Deposit                                    (85,000)             --          (85,000)

Bank loan                                1,161,811              --        1,161,811

Proceeds from sale of common stock, net of
    offering costs                         681,895       2,431,605        3,113,500


                                       15


Other                                        2,987              --            2,987

Funds provided by cash on hand at
    beginning of period                  1,239,356              -0-             -0-


      Between December 1, 2008 and June 30, 2009 we sold 1,000,000 units to investors in a private offering at a price of $3.00 per unit. Each unit consisted of two shares of our common stock, one Series A warrant and one Series B warrant.

      See the "Prospectus Summary" section of this prospectus for information concerning the terms of the Series A and Series B warrants.

      We recently entered into a loan agreement with a commercial bank which allows us to borrow up to $1,161,811. The loan is collateralized primarily by pipe used to drill and complete oil and gas wells. The maximum amount we are allowed to borrow is reduced by the use or sale of the pipe acquired with the borrowed funds. The loan bears interest at the prime rate plus 1/2%, payable quarterly. The loan maturity date is May 8, 2010.


      Pursuant to a option agreement with Petroleum Management, LLC and Petroleum Exploration and Management, LLC in November and December, 2008 we participated in two wells drilled by Kerr-McGee Oil & Gas Onshore LP (KM). Both the Gray #25-16 well and the Zabka State #33-15 well hit productive formations at a depth of approximately 7,500 feet. We have a 37.5% working interest (28.125% net revenue interest) in each well and expect that our costs of drilling and completing these wells will be approximately $570,000. During the three months ended August 31, 2009 these wells produced 1,111barrels of oil and 2,531 mcf of gas net to our interest.

      In September 2009 we began a seven well drilling program. The drilling program was completed in October 2009 with production casing set on all seven wells. The wells will be stimulated and placed in production in November and December 2009. We are the operator for the wells and have a working interest varying from 62.5% to 31.25% (47% to 23% net revenue interest) in the wells.

      As of September 30, 2009 our operating expenses were approximately $95,000 per month which amount includes salaries and other corporate overhead. Our capital requirements for the next twelve months include participation in 23 gross wells (in which our interest will approximate 14 net wells) and various other projects for total costs of $8,000,000 to $9,000,000. As our capital expenditure plans exceed our capital resources, we plan to seek additional funding. Our capital expenditure plans are subject to periodic revision based upon the availability of funds and expected return on investment.


      It is expected that our principal source of cash flow will be from the production and sale of crude oil and natural gas reserves which are depleting assets. Cash flow from the sale of oil and gas production depends upon the quantity of production and the price obtained for the production. An increase in prices will permit us to finance our operations to a greater extent with internally generated funds, may allow us to obtain equity financing more easily or on better terms, and lessens the difficulty of obtaining financing. However, price increases heighten the competition for oil and gas prospects, increase the costs of exploration and development, and, because of potential price declines, increase the risks associated with the purchase of producing properties during times that prices are at higher levels.

      A decline in oil and gas prices (i) will reduce our cash flow which in turn will reduce the funds available for exploring for and replacing oil and gas reserves, (ii) will increase the difficulty of obtaining equity and debt financing and worsen the terms on which such financing may be obtained, (iii) will reduce the number of oil and gas prospects which have reasonable economic terms, (iv) may cause us to permit leases to expire based upon the value of potential oil and gas reserves in relation to the costs of exploration, (v) may result in marginally productive oil and gas wells being abandoned as non-commercial, and (vi) may increase the difficulty of obtaining financing. However, price declines reduce the competition for oil and gas properties and correspondingly reduce the prices paid for leases and prospects.

      We plan to generate profits by drilling productive oil or gas wells. However, we will need to raise the funds required to drill new wells through the sale of its securities, from loans from third parties or from third parties willing to pay our share of drilling and completing the wells. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to drill oil or gas wells. Any wells which may be drilled by us may not be productive of oil or gas.

                                    BUSINESS

      We were incorporated in Colorado in May 2005 under the name Blue Star Energy, Inc. In December 2007 we changed our name to Brishlin Resources, Inc. Since our formation we have been relatively inactive. We have never generated any revenue and prior to the acquisition of Synergy Resources Corporation our only material asset was one shut-in oil well.

      On September 10, 2008 we acquired approximately 89% of the outstanding shares of Synergy Resources Corporation in exchange for 8,882,500 shares of our common stock and 1,042,500 Series A warrants.

      In contemplation of the acquisition, our shareholders, at a special meeting held on September 8, 2008, approved a 10-for-1 reverse split of our common stock and approved a resolution to change our name to Synergy Resources Corporation. As a result of the reverse stock split, we had 1,038,000 outstanding shares of common stock at the time of the acquisition of Synergy.

      The reverse stock split and name change became effective on the OTC Bulletin Board on September 22, 2008.

      Each of our shareholders at the close of business on September 9, 2008 will receive one Series A warrant for each post-split share which they owned in the Company on that date. However, the warrants will not be issued until a registration statement covering the warrants, as well as the shares issuable upon the exercise of the warrants, had been declared effective by the Securities and Exchange Commission.

      Effective December 1, 2008 we purchased 1,000,000 shares of our common stock from one of the original Synergy shareholders for $1,000, which was the price at which the shares were sold to the shareholder.

      On December 19, 2008 we acquired the remaining shares of Synergy for 1,077,500 shares of our common stock and 1,017,500 Series A warrants.

      Between December 1, 2008 and June 30, 2009 we sold 1,000,000 units to investors in a private offering at a price of $3.00 per unit. Each unit consisted of two shares of our common stock, one Series A warrant and one Series B warrant.

      See the "Prospectus Summary" section of this prospectus for information concerning the terms of the Series A and Series B warrants.

      Synergy Resources was incorporated in Colorado in December 2007. On the date we acquired Synergy, its only asset was approximately $2.2 million in cash that was raised from private investors.

      Unless otherwise indicated all references to us include the operations of Synergy.

      We plan to evaluate undeveloped oil and gas prospects and participate in drilling activities on those prospects which, in the opinion of management, are favorable for the production of oil or gas. If, through our review, a geographical area indicates geological and economic potential, we will attempt to acquire leases or other interests in the area. We may then attempt to sell portions of our leasehold interests in a prospect to third parties, thus sharing the risks and rewards of the exploration and development of the prospect with the other owners. One or more wells may be drilled on a prospect, and if the results indicate the presence of sufficient oil and gas reserves, additional wells may be drilled on the prospect.

      We may also:

     o acquire a working interest in one or more prospects from others and participate with the other working interest owners in drilling, and if warranted, completing oil or gas wells on a prospect, or

     o    purchase producing oil or gas properties.

       Our activities will primarily be dependent upon available financing.

      Title to properties which may be acquired by us will be subject to royalty, overriding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil and gas industry, to liens for current taxes not yet due and to other encumbrances. As is customary in the industry, in the case of undeveloped properties little investigation of record title will be made at the time of acquisition (other than a preliminary review of local records). However, drilling title opinions may be obtained before commencement of drilling operations.

     Our two officers, Ed Holloway and William Scaff, Jr., are currently involved in oil and gas exploration and development. Mr. Holloway and Mr. Scaff, or their affiliates, may present us with opportunities to acquire leases or to participate in drilling oil or gas wells.

     Any transaction between us and Ed Holloway and William E. Scaff, Jr., or any of their affiliates (collectively the "Holloway/Scaff parties") must be approved by a majority of our disinterested directors. In the event the Holloway/Scaff parties are presented with or become aware of any potential transaction which they believe would be of interest to us, they are required to provide us with the right to participate in the transaction. The Holloway/Scaff parties are required to disclose any interest they have in the potential transaction as well as any interest they have in any property which could benefit from our participation in the transaction, such as by our drilling an exploratory well on a lease which is in proximity to leases in which the Holloway/Scaff parties have an interest. Without our consent, the Holloway/Scaff parties may participate up to 25% in a potential transaction on terms which are no different than those offered to us.

      During the year ended December 31, 2007, and the eight-month transition period ended August 31, 2008, we did not drill or participate in the drilling of any oil or gas wells.


      We have a letter agreement with Petroleum Management, LLC, and Petroleum Exploration and Management, LLC, firms controlled by Ed Holloway and William E. Scaff, Jr., which provides us with the option to acquire working interests in oil and gas leases owned by these firms and covering lands on the Denver-Julesburg ("D-J") basin in northeast Colorado. The oil and gas leases cover 640 acres in Weld County, Colorado and, subject to certain conditions, will be transferred to us for payment of $1,000 per net mineral acre. The working interests in the leases we may acquire will vary, but the net revenue interest in the leases, if acquired, will not be less than 75%. The option requires an initial deposit of $100,000, which will be applied against any leases we acquire pursuant to the Letter Agreement. The $100,000 was paid in February 2009. As of September 30, 2009, the $100,000 deposit had been applied to leases acquired from Petroleum Management and Petroleum Exploration and Management.

      In November 2008, we participated in an auction of oil and gas leases conducted by the State of Colorado. We were awarded leases to 1,600 acres for total consideration of $113,600. The leases have a term of five years. In February, 2009, we participated in an auction of leases conducted by the Bureau of Land Management. We were awarded leases to 2,000 acres for total consideration of $45,000. The leases have a term of ten years. In addition, we acquired several leases in private transactions for approximately $136,000. The leases cover approximately 3,000 acres and have terms ranging from two to five years. As of September 30, 2009, we had interests in oil and gas leases covering 7,020 net acres.

      Pursuant to a option agreement with Petroleum Management, LLC and Petroleum Exploration and Management, LLC in November and December, 2008 we participated in two wells drilled by Kerr-McGee Oil & Gas Onshore LP (KM). Both the Gray #25-16 well and the Zabka State #33-15 well hit productive formations at a depth of approximately 7,500 feet. We have a 37.5% working interest (28.125% net revenue interest) in each well and expect that our costs of drilling and completing these wells will be approximately $570,000. During the three months ended August 31, 2009 these wells produced 1,111 barrels of oil and 2,531 mcf of gas net to our interest.

    In September 2009 we began a seven well drilling program with its first well the Meyer #8 well being drilled to a total depth of 7,580'. The well exhibited four strong pay zones with the Codell and Niobrara formations the primary target. We continued to drill the next six wells with similar success. Three of the seven wells also showed a fifth pay zone in the J formation at approximately 8,100'. The seven well drilling program was completed in October 2009 with production casing set on all seven wells. These wells will be stimulated and placed in production in November and December 2009. We are the operator for the wells and have a working interest varying from 62.5% to 31.25% (47% to 23% net revenue interest) in the wells.

      The following table shows, as of September 30, 2009, by state, our producing wells, Developed Acreage, and Undeveloped Acreage, excluding service (injection and disposal) wells:


    State       Productive Wells    Developed Acreage    Undeveloped Acreage (1)
                Gross        Net    Gross         Net      Gross           Net
                -----        ---    -----         ---      -----           ---

     Colorado       2       0.75     320 (2)      120      4,149          3,861
     Nebraska      --         --      --           --      2,560          2,560

(1) "Undeveloped Acreage" includes leasehold interests on which wells have not been drilled or completed to the point that would permit the production of commercial quantities of natural gas and oil regardless of whether the leasehold interest is classified as containing proved undeveloped reserves.

(2)  Includes 160 acres associated with a shut-in gas well.


      The following table shows, as of September 30, 2009 the status of our gross acreage.


      State                   Held by Production     Not Held by Production
      -----                   ------------------     ----------------------

      Colorado                         320                   4,149
      Nebraska                          --                   2,560

     Acres Held By Production remain in force so long as oil or gas is produced from the well on the particular lease. Leased acres which are not Held By Production require annual rental payments to maintain the lease until the first to occur of the following: the expiration of the lease or the time oil or gas is produced from one or more wells drilled on the lease acreage. At the time oil or gas is produced from wells drilled on the leased acreage the lease is considered to be Held By Production.

      We do not own any Overriding Royalty Interests.

      We are an oil and gas operator in Colorado.

GOVERNMENT REGULATION

      Various state and federal agencies regulate the production and sale of oil and natural gas. All states in which we plan to operate impose restrictions on the drilling, production, transportation and sale of oil and natural gas.

      The Federal Energy Regulatory Commission (the "FERC") regulates the interstate transportation and the sale in interstate commerce for resale of natural gas. The FERC's jurisdiction over interstate natural gas sales has been substantially modified by the Natural Gas Policy Act under which the FERC continued to regulate the maximum selling prices of certain categories of gas sold in "first sales" in interstate and intrastate commerce.

      FERC has pursued policy initiatives that have affected natural gas marketing. Most notable are (1) the large-scale divestiture of interstate pipeline-owned gas gathering facilities to affiliated or non-affiliated companies; (2) further development of rules governing the relationship of the pipelines with their marketing affiliates; (3) the publication of standards relating to the use of electronic bulletin boards and electronic data exchange by the pipelines to make available transportation information on a timely basis and to enable transactions to occur on a purely electronic basis; (4) further review of the role of the secondary market for released pipeline capacity and its relationship to open access service in the primary market; and (5) development of policy and promulgation of orders pertaining to its authorization of market-based rates (rather than traditional cost-of-service based rates) for transportation or transportation-related services upon the pipeline's demonstration of lack of market control in the relevant service market. We do not know what effect the FERC's other activities will have on the access to markets, the fostering of competition and the cost of doing business.

      Our sales of oil and natural gas liquids will not be regulated and will be at market prices. The price received from the sale of these products will be affected by the cost of transporting the products to market. Much of that transportation is through interstate common carrier pipelines.

      Federal, state, and local agencies have promulgated extensive rules and regulations applicable to our oil and natural gas exploration, production and related operations. Most states require permits for drilling operations, drilling bonds and the filing of reports concerning operations and impose other requirements relating to the exploration of oil and natural gas. Many states also have statutes or regulations addressing conservation matters including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of some states limit the rate at which oil and natural gas is produced from our properties. The federal and state regulatory burden on the oil and natural gas industry increases our cost of doing business and affects its profitability. Because these rules and regulations are amended or reinterpreted frequently, we are unable to predict the future cost or impact of complying with those laws.

COMPETITION AND MARKETING

      We will be faced with strong competition from many other companies and individuals engaged in the oil and gas business, many are very large, well established energy companies with substantial capabilities and established earnings records. We may be at a competitive disadvantage in acquiring oil and gas prospects since we must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs. It is nearly impossible to estimate the number of competitors; however, it is known that there are a large number of companies and individuals in the oil and gas business.

      Exploration for and production of oil and gas are affected by the availability of pipe, casing and other tubular goods and certain other oil field equipment including drilling rigs and tools. We will depend upon independent drilling contractors to furnish rigs, equipment and tools to drill its wells. Higher prices for oil and gas may result in competition among operators for drilling equipment, tubular goods and drilling crews which may affect our ability expeditiously to drill, complete, recomplete and work-over wells.

      The market for oil and gas is dependent upon a number of factors beyond our control, which at times cannot be accurately predicted. These factors include the proximity of wells to, and the capacity of, natural gas pipelines, the extent of competitive domestic production and imports of oil and gas, the availability of other sources of energy, fluctuations in seasonal supply and demand, and governmental regulation. In addition, there is always the possibility that new legislation may be enacted which would impose price controls or additional excise taxes upon crude oil or natural gas, or both. Oversupplies of natural gas can be expected to recur from time to time and may result in the gas producing wells being shut-in. Imports of natural gas may adversely affect the market for domestic natural gas.

      The market price for crude oil is significantly affected by policies adopted by the member nations of Organization of Petroleum Exporting Countries ("OPEC"). Members of OPEC establish prices and production quotas among themselves for petroleum products from time to time with the intent of controlling the current global supply and consequently price levels. We are unable to predict the effect, if any, that OPEC or other countries will have on the amount of, or the prices received for, crude oil and natural gas.

      Gas prices, which were once effectively determined by government regulations, are now largely influenced by competition. Competitors in this market include producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies, such as residual fuel oil. Changes in government regulations relating to the production, transportation and marketing of natural gas have also resulted in significant changes in the historical marketing patterns of the industry. Generally, these changes have resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and an increasing tendency to rely on short-term contracts priced at spot market prices.

General
-------

      Our offices are located at 20203 Highway 60, Platteville, CO 80651. We also maintain an office at 1200 17th Street, Suite 570, Denver, CO 80202.

      The Platteville office and equipment yard is provided to us pursuant to an Administrative Services Agreement with Petroleum Management, LLC, a firm controlled by our two officers.

      For more information concerning these rental arrangements see the section of the prospectus captioned "Management - Transactions with Related Parties and Recent Sales of Unregistered Securities".


      As of September 30, 2009 our only employees were our two officers and a landman.


                                   MANAGEMENT

      Our officers and directors are listed below. Our directors are generally elected at our annual shareholders' meeting and hold office until the next annual shareholders' meeting or until their successors are elected and qualified. Our executive officers are elected by our directors and serve at their discretion.

Name                    Age  Position
----                    ---  --------


Edward Holloway         57   President, Chief Executive Officer and a Director
William E. Scaff, Jr.   52   Vice President, Secretary, Treasurer and a Director
Frank L. Jennings       57   Principal Financial and Accounting Officer
Benjamin J. Barton      44   Director
Rick A. Wilber          61   Director
Raymond E. McElhaney    53   Director
Bill M. Conrad          53   Director
R.W. Noffsinger, III    35   Director


       The principal occupations of our officers and directors during the past several years are as follows:

Edward Holloway - Mr. Holloway has been an officer and director since September 2008. Mr. Holloway has been an officer and director of Synergy since June 2008. Mr. Holloway co-founded Cache Exploration Inc., an oil and gas exploration and development company that drilled over 350 wells. In 1987 Mr. Holloway sold the assets of Cache Exploraton to LYCO Energy Corporation. He rebuilt Cache Exploration and sold the entire company to Southwest Energy a decade later. In 1997 Mr. Holloway co-founded, and since that date has co-managed, Petroleum Management, LLC, a company engaged in the exploration, operations, production and distribution of oil and natural gas. In 2001 Mr. Holloway co-founded, and since that date has co-managed, Petroleum Exploration and Management, LLC, a company engaged in the acquisition of oil and gas leases and the production and sale of oil and natural gas. Mr. Holloway holds a degree in Business Finance from the University of Northern Colorado and is a past president of the Colorado Oil & Gas Association.

William E. Scaff, Jr. - Mr. Scaff has been an officer and director since September 2008. Mr. Scaff has been an officer and director of Synergy since June 2008. Between 1980 and 1990 Mr. Scaff oversaw financial and credit transactions for Dresser Industries, a Fortune 50 oilfield equipment company. Immediately after serving as a regional manager with TOTAL Petroleum between 1990 and 1997, Mr. Scaff co-founded, and since that date co-managed, Petroleum Management, LLC, a company engaged in the exploration, operations, production and distribution of oil and natural gas. In 2001 Mr. Scaff co-founded, and since that date has co-managed, Petroleum Exploration and Management, LLC, a company engaged in the acquisition of oil and gas leases and the production and sale of oil and natural gas. Mr. Scaff holds a degree in Finance from the University of Colorado.

Frank L. Jennings - Mr. Jennings has been our Principal Financial and Accounting Officer since June 2007. Since 2001 Mr. Jennings has been an independent consultant providing managing and financial services, primarily to smaller public companies. From 2000 to 2005, he served as the Chief Financial Officer and a director of Global Casinos, Inc., a publicly traded corporation, and from 2001 to 2005, he served as Chief Financial Officer and a director of OnSource Corporation, now known as Ceragenix Pharmaceuticals, Inc., also a publicly traded corporation.

Benjamin J. Barton - Mr. Barton has been one of our directors since September 2008. Mr. Barton has been a director of Synergy since June 2008. Between 2003 and 2005 Mr. Barton was a private wealth manager with Merrill Lynch. Since 1986 Mr. Barton has been active in all aspects of venture capital and public stock offerings. Since 2005 Mr. Barton has been the Managing Director of Strategic Capital Partners, LLC, a private investment company specializing in energy companies. Prior to earning an MBA in Finance from UCLA, Mr. Barton received his Bachelor of Science degree in Political Science from Arizona State University.

Rick A. Wilber - Mr. Wilber has been one of our directors since September 2008. Since 1984 Mr. Wilber has been a private investor in, and a consultant to, numerous development state companies. In 1974 Mr. Wilber was co-founder of Champs Sporting Goods, a retail sporting goods chain, and served as its President from 1974-1984. He has been a Director of Ultimate Software Group Inc. since October 2002 and serves as a member of its audit and compensation committees. Mr. Wilber was a director of Ultimate Software Group between October 1997 and May 2000. He served as a director of Royce Laboratories, Inc., a pharmaceutical concern, from 1990 until it was sold to Watson Pharmaceuticals, Inc. in April 1997 and was a member of its compensation committee.

Raymond E. McElhaney - Mr. McElhaney has been one of our directors since May 2005, and prior to the acquisition of Synergy was our President and Chief Executive Officer. Mr. McElhaney began his career in the oil and gas industry in 1983 as founder and President of Spartan Petroleum and Exploration, Inc. Mr. McElhaney also served as a chairman and secretary of Wyoming Oil & Minerals, Inc., a publicly traded corporation, from February 2002 until 2005. From 2000 to 2003 he served as vice president and secretary of New Frontier Energy, Inc., a publicly traded corporation. McElhaney is a co-founder of MCM Capital Management Inc., a privately held financial management and consulting company formed in 1990, and has served as its president of that company since inception.

Bill M. Conrad - Mr. Conrad has been one of our directors since May 2005, and prior to the acquisition of Synergy was our Vice President and Secretary. Mr. Conrad has been involved in several aspects of the oil & gas industry over the past 20 years. From February 2002 until June 2005, Mr. Conrad served as president and a director of Wyoming Oil & Minerals, Inc., and from 2000 until April 2003, he served as vice president and a director of New Frontier Energy, Inc. Since June 2006, Mr. Conrad has served as a director of Gold Resource Corporation, a publicly traded corporation engaged in the mining industry. In 1990, Mr. Conrad co-founded MCM Capital Management Inc. and has served as its vice president since that time.


R.W. "Bud" Noffsinfer, III - Mr. Noffsinger was appointed as one of our directors in September 2009. Mr. Noffsinger has been the President/ CEO of RWN3 LLC, a company involved with investment securities, since February 2009. Previously, Mr. Noffsinger was the President (2005 to 2009) and Chief Credit Officer (2008 to 2009) of First Western Trust Bank in Fort Collins, Colorado. Prior to his association with First Western, Mr. Noffsinger was a manager with Centennial Bank of the West (now Guaranty Bank and Trust). Mr. Noffsinger's focus at Centennial was client development and lending in the areas of commercial real estate, agriculture and natural resources. Mr. Noffsinger is a graduate of the University of Wyoming and holds a Bachelor of Science degree in Economics with an emphasis on natural resources and environmental economics.

      We do not have a compensation committee. Our Board of Directors serves as our Audit Committee. With the exception of Mr. Noffsinger none of our directors are independent as that term is defined Section 803.A of the NYSE Amex. William
E. Scaff, Jr. acts as the financial expert for the Board of Directors.


      We have adopted a Code of Ethics applicable to our senior executive and financial officers.

Executive Compensation.
----------------------


      The following table shows the compensation paid or accrued to our Principal Executive and Financial officers during the year ended August 31, 2009 and the years ended December 31, 2007 and 2006. During the periods shown none of our officers received compensation in excess of $100,000.



                                                  Stock     Option    All Other
Name and Principal               Salary   Bonus   Awards    Awards   Compensation
    Position           Period     (1)      (2)     (3)       (4)          (5)      Total
------------------     ------    ------   -----   ------  ---------  ------------  -----


Ed Holloway,             2009   $150,000     --       --  $5,092,672         --  $5,242,672
  Principal Executive

  Officer (6)


                                       25


William E. Scaff, Jr.    2009   $150,000     --       --  $5,092,672         --  $5,242,672
  Vice President,
  Secretary and
  Treasurer

Frank L. Jennings,        2009  $ 63,716     --       --          --         --  $   63,716
Principal Financial       2008        --     --       --          --   $  6,778  $    6,778
Officer                   2007        --     --       --          --   $  9,900  $    9,900



(1)  The dollar value of base salary (cash and non-cash) earned.
(2)  The dollar value of bonus (cash and non-cash) earned.
(3) The fair value of stock issued for services computed in accordance with FAS 123R on the date of grant.
(4) The fair value of options granted computed in accordance with FAS 123R on the date of grant.
(5) All other compensation received that we could not properly report in any other column of the table.

(6) Mr. Holloway and Mr. Scaff became officers in September 2008. Mr. McElhaney resigned as our Principal Executive Officer in September 2008. Mr. McElhaney remains as one of our directors.


      The compensation to be paid to our two executive officers is based upon their employment agreements, which are described below. All material elements of the compensation paid to these officers is discussed below.

      We have employee agreements with Ed Holloway and William E. Scaff Jr. Each employment agreement provides that the employee will be paid a monthly salary of $12,500 and requires the employee to devote approximately 80% of his time to our business. The employment agreements expire on June 11, 2010 but may be terminated sooner by us as a result of the employee's disability or for cause. For purposes of the employment agreements, "cause" is defined as:

     (i) the conviction of the employee of any crime or offense involving, or of fraud or moral turpitude, which significantly harms us;
     (ii) the refusal of the employee to follow the lawful directions of our Board of Directors;
    (iii) the employee's negligence which shows a reckless or willful disregard for reasonable business practices and significantly harms us; or
     (iv) a breach of the employment agreement by the employee.

      We have a consulting agreement with Ray McElhaney and Bill Conrad which provides that Mr. McElhaney and Mr. Conrad will render, on a part-time basis, consulting services pertaining to corporate acquisitions and development. For these services, Mr. McElhaney and Mr. Conrad are paid a monthly consulting fee of $5,000. The consulting agreement expires on September 15, 2009.

      Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.


      Compensation of Directors. We did not compensate any person for acting as a director during the year ended August 31, 2009.


Stock Option and Bonus Plan
---------------------------

      We have a stock option and stock bonus plan. A summary description of the plan follows.

      Non-Qualified Stock Option Plan. Our Non-Qualified Stock Option Plan authorizes the issuance of shares of our common stock to persons that exercise options granted pursuant to the Plan. Our employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with promoting our stock or the sale of securities in a capital-raising transaction. The option exercise price is determined by our directors.

      Stock Bonus Plan. Our Stock Bonus Plan allows for the issuance of shares of common stock to our employees, directors, officers, consultants and advisors. However, bona fide services must be rendered by the consultants or advisors and such services must not be in connection with promoting our stock or the sale of securities in a capital-raising transaction.

      Summary. The following is a summary of options granted or shares issued pursuant to the Plans as of August 31, 2009. Each option represents the right to purchase one share of our common stock.

                        Total
                        Shares     Reserved for    Shares         Remaining
                       Reserved    Outstanding    Issued as    Options/Shares
Name of Plan          Under Plans    Options     Stock Bonus     Under Plans
------------          -----------  ------------  -----------   --------------

Non-Qualified Stock
  Option Plan          2,000,000      100,000         N/A         1,900,000
Stock Bonus Plan         500,000          N/A          --           500,000

Options
-------


      In connection with the acquisition of Synergy, we issued options to the persons shown below in exchange for options previously issued by Synergy. The terms of the options we issued are identical to the terms of the Synergy options. The options were not granted pursuant to our Non-Qualified Stock Option Plan. As of September 30, 2009 none of these options have been exercised.


                           Grant    Shares Issuable Upon  Exercise  Expiration
Name                        Date     Exercise of Options    Price      Date
----                       ------   --------------------  --------  ----------

Ed Holloway (1)            9-10-08       1,000,000         $ 1.00     6-11-13
William E. Scaff, Jr. (2)  9-10-08       1,000,000         $ 1.00     6-11-13
Ed Holloway (1)            9-10-08       1,000,000         $10.00     6-11-13
William E. Scaff, Jr. (2)  9-10-08       1,000,000         $10.00     6-11-13


(1) Options are held of record by a limited liability company controlled by Mr. Holloway. (2) Options are held of record by a limited liability company controlled by Mr. Scaff.


      The following table shows information concerning our outstanding options as of September 30, 2009. None of our officers or directors held any options as of August 31, 2008.


                      Shares underlying unexercised
                             Option which are:         Exercise    Expiration
Name                  Exercisable     Unexercisable     Price         Date
----                  -----------     -------------    --------    ----------

Ed Holloway            1,000,000              --        $ 1.00       6-11-13
William E. Scaff, Jr.  1,000,000              --        $ 1.00       6-11-13
Ed Holloway            1,000,000              --        $10.00       6-11-13
William E. Scaff, Jr.  1,000,000              --        $10.00       6-11-13
Employee                      --        100,000 (1)     $ 3.00      12-31-18

(1) Options were issued pursuant to Non-Qualified Stock Option Plan in December 2008.


      The following table shows the weighted average exercise price of the outstanding options granted pursuant to our Non-Qualified Stock Option Plan as of August 31, 2009. Our Non-Qualified Stock Option Plan has not been approved by our shareholders.



                                                                Number of Securities
                                 Number                         Remaining Available
                              of Securities                     For Future Issuance
                              to be Issued   Weighted-Average      Under Equity
                              Upon Exercise  Exercise Price of  Compensation Plans,
                             of Outstanding  of Outstanding     Excluding Securities
     Plan category             Options (a)       Options        Reflected in Column (a)
     -------------           --------------  -----------------  -----------------------


Non-Qualified Stock
    Option Plan                   100,000           $3.00             1,900,000


Transactions with Related Parties and Recent Sales of Unregistered Securities.
------------------------------------------------------------------------------

      Prior to our acquisition of Synergy, Synergy made the following sales of its securities:

Name                             Shares       Series A Warrants   Consideration
----                             ------       -----------------   -------------

Ed Holloway (1)                2,070,000                             $2,070
William E. Scaff, Jr. (1)      2,070,000                             $2,070
Benjamin Barton (1)              600,000                             $  600
John Staiano (1)                 600,000                             $  600
Synergy Energy Trust           1,900,000 (2)                         $1,900
Third Parties                    660,000                             $  660
Private Investors              1,000,000           1,000,000         $1.00 per
                                                                      Unit (3)
Private Investors              1,060,000           1,060,000         $1.50 per
                                                                      Unit (3)
                              -----------         -----------
                               9,960,000           2,060,000
                              ===========         ===========

(1)  Shares are held of record by entities controlled by this person.

(2) In December 2008 we repurchased 1,000,000 shares from the Synergy Energy Trust.

(3) Shares and warrants were sold as units, with each unit consisting of one share of our common stock and one Series A Warrant.

      In connection with our acquisition of Synergy, the 9,960,000 shares of Synergy, plus the 2,060,000 Series A warrants, were exchanged for 9,960,000 shares of our common stock, plus 2,060,000 Series A warrants.

      In contemplation of the acquisition of Synergy, our directors declared a dividend of Series A warrants. The dividend provided that each person owning our shares at the close of business on September 9, 2008 will receive one Series A warrant for each post-split share which they owned on that date. Mr. McElhaney and Mr. Conrad, due to their ownership of our common stock on September 9, 2008, will receive 271,000 and 247,000 Series A warrants, respectively.

      Between December 1, 2008 and June 30, 2009 we sold 1,000,000 units at a price of $3.00 per unit. Each unit consists of two shares of our common stock, one Series A Warrant and one Series B Warrant.

      See the "Prospectus Summary" section of this prospectus for information concerning the terms of the Series A and Series B warrants.

                             PRINCIPAL SHAREHOLDERS


      The following table shows, as of September 30, 2009, information with respect to those persons owning beneficially 5% or more of our common stock and the number and percentage of outstanding shares owned by each of our directors and officers and by all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                                Number          Percent
Name                                         of Shares (1)      of Class
----                                         -------------      ---------


Ed Holloway                                    4,070,000 (2)       33.4%
William E. Scaff, Jr.                          4,070,000 (3)       33.4%
Frank L. Jennings                                  4,000             Nil
Benjamin Barton                                  600,000 (4)        5.9%
Rick A. Wilber                                   376,429            3.7%
Raymond E. McElhaney                             271,000            2.7%
Bill M. Conrad                                   247,000            2.4%
R.W. Noffsinger, III                             250,000            2.4%
John Staiano                                     600,000 (5)        5.9%
Steven Meyer                                     672,666            5.6%
All officers and directors as
  a group (8 persons).                         9,638,429           70.3%


(1) Share ownership includes shares issuable upon the exercise of options held by the persons listed below.

                             Share Issuable      Option
                             Upon Exercise      Exercise       Expiration
     Name                       of Options        Price            Date
     ----                    -----------------  ----------    ----------

     Ed Holloway               1,000,000         $1.00          6-11-13
     Ed Hollway                1,000,000        $10.00          6-11-13
     William E. Scaff, Jr.     1,000,000         $1.00          6-11-13
     William E. Scaff, Jr.     1,000,000        $10.00          6-11-13

(2) Shares are held of record by various trusts and limited liability companies controlled by Mr. Holloway.

(3) Shares are held of record by various trusts and limited liability companies controlled by Mr. Scaff.

(4)  Shares are held of record by a partnership controlled by Mr. Barton.

(5) Shares are held of record by a trust and a limited liability company controlled by Mr. Staiano.


                              PLAN OF DISTRIBUTION

     By means of this prospectus we are issuing:

     - 1,038,000 Series A warrants to those shareholder who were owners of our common stock on September 9, 2008, and

     - up to 1,038,000 shares of our common stock to the holders of these warrants if and when the warrants are exercised.

     By means of this prospectus a number of our shareholders are offering to sell:

     - shares of our common stock and Series A warrants which they acquired in connection with our acquisition of Synergy,
     - shares of our common stock and Series A warrants which they acquired in a private offering,
     - shares of our common stock which are issuable upon the exercise of the Series A and Series B warrants, and
     - shares of common stock issuable upon the exercise of outstanding options.
     - shares of common stock which are issuable upon the exercise of the sales agent warrants.
     - shares of our common stock which are issuable upon the exercise of the Series A and Series B warrants included as part of the sale agent's warrants.

      The shares of common stock and Series A Warrants owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market existed for our Series A Warrants, sales of the Series A Warrants by the selling shareholders, until the warrants become quoted on the OTC Bulletin Board or listed on a securities exchange, will be made at a price of $0.05 per warrant. If and when the Series A Warrants are quoted on the OTC Bulletin Board or listed on a securities exchange, the Series A Warrants owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      The shares of common stock and Series A Warrants, if a public market exists for the warrants, may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of their securities may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock or warrants on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the securities owned by the selling shareholder, the selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares and warrants shown opposite their respective names by means of this prospectus. The owners of the shares and warrants to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares in the transactions described below.

      Acquisition of Synergy. In connection with our acquisition of Synergy Resources we issued 9,960,000 shares of our common stock and 2,060,000 Series A warrants to the former shareholders of Synergy. In December 2008 we repurchased 1,000,000 of these shares. The holders of 8,060,000 shares of common stock and the 2,060,000 Series A warrants are offering the shares and warrants, as well as any shares issuable upon the exercise of the Series A warrants, by means of this prospectus.

      Private Offering. Between December 1, 2008 and June 30, 2009 we sold 1,000,000 units to investors in a private offering at a price of $3.00 per unit. Each unit consisted of two shares of our common stock, one Series A warrant and one Series B warrant. We paid Scottsdale Capital Advisors, the sales agents participating in the private offering, a 10% commission and agreed to issue to Scottsdale Capital 31,733 sales agent warrants (one warrant for each five units sold by Scottsdale Capital). The 2,000,000 shares of common stock and the 1,000,000 Series A warrants sold in the private offering, as well as any shares issuable upon the exercise of the Series A warrants, the Series B warrants or the Sales Agent warrants, are being offered by means of this prospectus.

      Options. In connection with the acquisition of Synergy, we issued options to purchase 4,000,000 shares of our common stock in exchange for options previously issued by Synergy. The terms of the options we issued are identical to the terms of the Synergy options. See the section of the prospectus captioned "Management - Stock Option and Bonus Plan" for information concerning these options.

      We will not receive any proceeds from the sale of the securities by the selling shareholders. We will pay all costs of registering the securities offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,000. The selling shareholders will pay all sales commissions and other costs of the sale of the securities offered by them.

      The securities to be sold by the selling shareholders listed below do not include the 1,038,000 Series A warrants to be issued to those shareholders who were owners of our common stock on September 9, 2008, or the shares of common stock issuable upon the exercise of these warrants, since these securities have not been issued as of the date of this prospectus. We intend to issue these 1,038,000 Series A warrants within ten days of the date of this prospectus.

      See the "Prospectus Summary" section for information concerning the terms of the Series A, Series B and Sales Agent warrants.

Securities Issued in Connection with the Acquisition of Synergy Resources
-------------------------------------------------------------------------

                                                Shares
                                               Issuable
                                                 Upon                          Share      Series A
                                                Exercise        Shares To    Ownership   Warrants To
      Name of                     Shares      of Series A       Be Sold In     After     Be Sold In
Selling Shareholder               Owned     Warrants/Options  This Offering  Offering   This Offering
-------------------               ------    ----------------  -------------  ---------  -------------

1990 H & H Family
    Irrevocable Trust            600,000                          600,000
Each of Nine, LLC              1,470,000        2,000,000       3,470,000
My Way LLC                     1,520,000        2,000,000       3,520,000
Scaff Family 2008
    Irrevocable Trust            450,000                          450,000
Dell T. Beans Family Trust       100,000                          100,000
Val Dunn                          60,000                           60,000
Staiano Family LLC               500,000                          500,000
John Staiano                     100,000                          100,000

                                                Shares
                                               Issuable
                                                 Upon                          Share      Series A
                                                Exercise        Shares To    Ownership   Warrants To
      Name of                     Shares      of Series A       Be Sold In     After     Be Sold In
Selling Shareholder               Owned     Warrants/Options  This Offering  Offering   This Offering
-------------------               ------    ----------------  -------------  ---------  -------------

Queenstown Investment Trust      300,000                          300,000
Cambridge Energy Partners        300,000                          300,000
Strategic Capital Partners       600,000                          600,000


Ball, William                      6,670             6,670         13,340          --         6,670
Baller, Jon                        6,667             6,667         13,334          --         6,667
Bardmen, Craig                   100,000           100,000        200,000          --       100,000
Benson, Larry                     70,000            70,000        140,000          --        70,000
Boehner, Dale                     20,000            20,000         40,000          --        20,000
Bort, Peter and Ginger             5,000             5,000         10,000          --         5,000
Bosseler, Richard                  8,000             8,000         16,000          --         8,000
Brown, Howard                     10,000            10,000         20,000          --        10,000
Caputo, Bernard                    5,000             5,000         10,000          --         5,000
Carlson, Erik                     10,000            10,000         20,000          --        10,000
Childers, Robert                  20,000            20,000         40,000          --        20,000
Cline, Jack                        5,000             5,000         10,000          --         5,000
Colangelo, Bill                    4,400             4,400          8,800          --         4,400
Collier, Verne                    30,000            30,000         60,000          --        30,000
Colman, William                   75,000            75,000        150,000          --        75,000
Crowley, John                     50,000            50,000        100,000          --        50,000
Davis, Paul                       17,000            17,000         34,000          --        17,000
Dickson, Charles                  10,000            10,000         20,000          --        10,000
Dollarhide, John                  20,000            20,000         40,000          --        20,000
Faria, Steve                      21,250            21,250         42,500          --        21,250
Faria, Lawrence                    4,500             4,500          9,000          --         4,500
Fay, Nina                          8,500             8,500         17,000          --         8,500
Francis, Nick                     20,000            20,000         40,000          --        20,000
Greenfield, Cynthia                5,000             5,000         10,000          --         5,000
Greenfield, Rose                   5,000             5,000         10,000          --         5,000
Goldsworthy, Gretchen             19,750            19,750         39,500          --        19,750
Hagan, Scott                      45,000            45,000         90,000          --        45,000
Hassman, Edward and Diane         25,000            25,000         50,000          --        25,000
Heller, Lawrence                   5,000             5,000         10,000          --         5,000
Herrick, Robert                    5,000             5,000         10,000          --         5,000
Illanes, Mayra                    10,000            10,000         20,000          --        10,000
Jones, Rocky                      12,500            12,500         25,000          --        12,500
Karpa, Jaroslave                   5,000             5,000         10,000          --         5,000
Kammeier, John                    20,000            20,000         40,000          --        20,000
Kelsey, Don                        7,000             7,000         14,000          --         7,000
Kent, Andrea                      12,500            12,500         25,000          --        12,500
King, Mark                        15,000            15,000         30,000          --        15,000
Klimas, Douglas and Donna         12,500            12,500         25,000          --        12,500
Lapping, Hal                      70,000            70,000        140,000          --        70,000


                                                Shares
                                               Issuable
                                                 Upon                          Share      Series A
                                                Exercise        Shares To    Ownership   Warrants To
      Name of                     Shares      of Series A       Be Sold In     After     Be Sold In
Selling Shareholder               Owned     Warrants/Options  This Offering  Offering   This Offering
-------------------               ------    ----------------  -------------  ---------  -------------

Lavin, Robert                     50,000            50,000        100,000          --        50,000
Leon, Carlos                      20,000            20,000         40,000          --        20,000
Licata, Chris                     30,000            30,000         60,000          --        30,000
Lloyd, Jennifer                    5,000             5,000         10,000          --         5,000
Martin, Richard                   50,000            50,000        100,000          --        50,000
Marx, John                        20,000            20,000         40,000          --        20,000
McAllister, Patrick               13,500            13,500         27,000          --        13,500
McDowell, Judy                     5,000             5,000         10,000          --         5,000
McGinnis, Ronald                  20,000            20,000         40,000          --        20,000
McKey, Candace and John           32,000            32,000         64,000          --        32,000
Menscher, Layla                    3,500             3,500          7,000          --         3,500
Menscher, Steve                   10,000            10,000         20,000          --        10,000
Meserlian, Brian                 100,000           100,000        200,000          --       100,000
Montanarella, Paul and Betty       5,000             5,000         10,000          --         5,000
Mowan, Christopher                30,000            30,000         60,000          --        30,000
Murphy, Keri-Aine                 10,000            10,000         20,000          --        10,000
Nelson, Glenn                     10,000            10,000         20,000          --        10,000
Nielson, Brad                      6,667             6,667         13,334          --         6,667
O'Dell, Dan and Maria              7,500             7,500         15,000          --         7,500
Paoletti, Steve                   80,000            80,000        160,000          --        80,000
Perello, Fred                     10,000            10,000         20,000          --        10,000
Pergament, Barbara                 9,000             9,000         18,000          --         9,000
Peterson, Britt                    7,500             7,500         15,000          --         7,500
Peterson, Steve                   10,000            10,000         20,000          --        10,000
Proch, Kenneth                    10,000            10,000         20,000          --        10,000
Raith, Joe                        20,000            20,000         40,000          --        20,000
Read, Alexander                   10,000            10,000         20,000          --        10,000
Renzelman, Brad                   32,500            32,500         65,000          --        32,500
Robbin, Judy                      17,000            17,000         34,000          --        17,000
Ross, Andrew                      12,000            12,000         24,000          --        12,000
Rowan, Wade                        2,000             2,000          4,000          --         2,000
Schaperjohn, Jeffrey               5,000             5,000         10,000          --         5,000
Schaperjohn, Jerry                 5,000             5,000         10,000          --         5,000
Schreiber, Jack                   20,000            20,000         40,000          --        20,000
Schuman, Roy                      30,000            30,000         60,000          --        30,000
Schutt, Bradley                    3,500             3,500          7,000          --         3,500
Shea, Joanne                       6,000             6,000         12,000          --         6,000
Sims, George                      10,000            10,000         20,000          --        10,000
Speckman, Gary                     5,000             5,000         10,000          --         5,000
Tuozzo, Mike                      15,000            15,000         30,000          --        15,000
Vann, William                     10,000            10,000         20,000          --        10,000
Vasil, Robert                     13,000            13,000         26,000          --        13,000
Vigil, Tony                        5,000             5,000         10,000          --         5,000

                                                Shares
                                               Issuable
                                                 Upon                          Share      Series A
                                                Exercise        Shares To    Ownership   Warrants To
      Name of                     Shares      of Series A       Be Sold In     After     Be Sold In
Selling Shareholder               Owned     Warrants/Options  This Offering  Offering   This Offering
-------------------               ------    ----------------  -------------  ---------  -------------

Walton, Bill                      10,000            10,000         20,000          --        10,000
Weller, John                       6,667             6,667         13,334          --         6,667
Wilber, Rick                     376,429           376,429        752,858          --       376,429
Wilber, Silvia                    10,000            10,000         20,000          --        10,000
Williams, Michael                 60,000            60,000        120,000          --        60,000
Williams, Patti                   10,000            10,000         20,000          --        10,000
Ward, Seth                        10,000            10,000         20,000          --        10,000


Securities Issued in Connection with Private Offering


                                        Shares        Shares
                                       Issuable      Issuable
                                         Upon          Upon                      Share       Series A
                                       Exercise      Exercise    Shares To     Ownership    Warrants To
     Name of              Shares     of Series A   of Series B   Be Sold In      After      Be Sold In
Selling Shareholder       Owned        Warrants      Warrants   This Offering   Offering   This Offering
-------------------       -----      -----------   -----------  -------------  ----------  -------------


Ace Royalties LLC         34,000         17,000        17,000       68,000           --       17,000
Achziger, Mark            80,000         40,000        40,000      160,000           --       40,000
Alan Cooperman IRA        10,000          5,000         5,000       20,000           --        5,000
Bardman, Craig            12,000          6,000         6,000       24,000           --        6,000
Barnard, Crandall          6,000          3,000         3,000       12,000           --        3,000
Busha Investments        134,000         67,000        67,000      268,000           --       67,000
Cooperman, Alan           14,000          7,000         7,000       28,000           --        7,000
Czir, Gerald and Cathy    66,666         33,333        33,333      133,332           --       33,333
Dollarhide, John           6,000          3,000         3,000       12,000           --        3,000
Dollarhide IRA            66,000         33,000        33,000      132,000           --       33,000
Eddy Oil Company          30,000         15,000        15,000       60,000           --       15,000
Erhlich, Scott and Holly  68,000         34,000        34,000      136,000           --       34,000
Gleason, Dan & Gleason    40,000         20,000        20,000       80,000           --       20,000
Gleason, Richard          14,000          7,000         7,000       28,000           --        7,000
John Zurbrigen IRA        32,000         16,000        16,000       64,000           --       16,000
Knoph, Roger and

   Jamie Lynn             66,000         33,000        33,000      132,000           --       33,000
Kubs, John                30,000         15,000        15,000       60,000           --       15,000
Marcus, Joyce             56,000         28,000        28,000      112,000           --       28,000
Martinez, James            6,668          3,334         3,334       13,336           --        3,334
Martinez, Richard          4,000          2,000         2,000        8,000           --        2,000
Meyer, Steven            672,666        336,333       336,333    1,345,332           --      336,333
Miesch, Joseph J.         24,000         12,000        12,000       48,000           --       12,000
Miller, Robert and Diane  20,000         10,000        10,000       40,000           --       10,000
Mishket, H. Steven        10,000          5,000         5,000       20,000           --        5,000


                                        Shares        Shares
                                       Issuable      Issuable
                                         Upon          Upon                      Share       Series A
                                       Exercise      Exercise    Shares To     Ownership    Warrants To
     Name of              Shares     of Series A   of Series B   Be Sold In      After      Be Sold In
Selling Shareholder       Owned        Warrants      Warrants   This Offering   Offering   This Offering
-------------------       -----      -----------   -----------  -------------  ----------  -------------

Mishket, H. Steven        10,000          5,000         5,000       20,000           --        5,000


Noffsinger, Robert        250,000       125,000       125,000      500,000           --      125,000
Peterson, Timothy and
     Katherine             34,000        17,000        17,000       68,000           --       17,000
Pooling Effect LLC         68,000        34,000        34,000      136,000           --       34,000
Schmidt, Michael and
    Deborah                40,000        20,000        20,000       80,000           --       20,000
Strickland, Stephen         4,000         2,000         2,000        8,000           --        2,000
Wilber, Rick               68,000        34,000        34,000      136,000           --       34,000
Wilson, Eric               34,000        17,000        17,000       68,000           --       17,000


Securities Issuable Upon Exercise of Sales Agent Warrants
---------------------------------------------------------


                                 Shares
                                 Issuable    Shares      Shares
                                   Upon     Issuable    Issuable
                                 Exercise     Upon      Upon Share                                 Series A
                                 of Sales    Exercise    Exercise      Shares To     Ownership   Warrants To
      Name of            Shares   Agent    of Series A  of Series B    Be Sold In     After       Be Sold In
Selling Shareholder      Owned   Warrants    Warrants    Warrants    This Offering   Offering    This Offering
-------------------      ------  --------  -----------  -----------  -------------   ---------   -------------

Scottsdale Capital
  Advisors                  --     63,466      31,733       31,733       126,932          --         31,733
                                                                        ---------                  ---------
                                                                      18,246,932                  3,091,733
                                                                      ===========                ===========

       The controlling persons of the non-individual selling shareholders are:

           Name of Shareholder                   Controlling Person
           -------------------                   ------------------

           1990 H & H Family Irrevocable Trust   Ed Holloway
           Each of Nine, LLC                     Ed Holloway
           My Way LLC                            William E. Scaff, Jr.
           Scaff Family 2008 Irrevocable Trust   William E. Scaff, Jr.
           Dell T. Beans Family Trust            William E. Scaff, Jr.
           Staiano Family LLC                    John Staiano
           Queenstown Investment Trust           John Barton
           Cambridge Energy Partners             John Barton
           Strategic Capital Partners            Benjamin Barton
           Ace Royalties LLC                     Adam Buna
           Alan Cooperman IRA                    Alan Cooperman
           Busha Investments                     Cole Busha
           Dollarhide IRA CBT Custodian          Jeff Dollarhide
           Eddy Oil Company                      Eddie Morgigno

           John Zurbrigen IRA                    John Zurbrigen
           Pooling Effect LLC                    Paul Sacco
           Scottsdale Capital Advisors           John Hurry

      With the exception of Ed Holloway, William E. Scaff, Jr. and Rick Wilber, no selling shareholder has, or had, any material relationship with us, or our officers or directors. Scottsdale Capital Advisors is a securities broker. With the exception of Scottsdale Capital Advisors, no selling shareholder is to our knowledge, affiliated with a securities broker.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

      We are authorized to issue 100,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

      Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.


      Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock
---------------

      We are authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Warrants
--------

      See the "Prospectus Summary" section of this prospectus for information concerning our outstanding warrants.

Transfer Agent
--------------

      Corporate Stock Transfer
      3200 Cherry Creek Drive South, Suite 430
      Denver, Colorado 80209
      Phone: 303-282-4800
      Fax:  303-282-5800

                                LEGAL PROCEEDINGS

      We are not involved in any legal proceedings and we do not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

      Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                                    GLOSSARY

      LANDOWNER'S ROYALTY. A percentage share of production, or the value derived from production, which is granted to the lessor or landowner in the oil and gas lease, and which is free of the costs of drilling, completing, and operating an oil or gas well.

      LEASE. Full or partial interests in an oil and gas lease, authorizing the owner thereof to drill for, reduce to possession and produce oil and gas upon payment of rentals, bonuses and/or royalties. Oil and gas leases are generally acquired from private landowners and federal and state governments. The term of an oil and gas lease typically ranges from three to ten years and requires annual lease rental payments of $1.00 to $2.00 per acre. If a producing oil or gas well is drilled on the lease prior to the expiration of the lease, the lease will generally remain in effect until the oil or gas production from the well ends. The owner of the lease is required to pay the owner of the leased property a royalty which is usually between 12.5% and 16.6% of the gross amount received from the sale of the oil or gas produced from the well.

      NET ACRES OR WELLS. A net well or acre is deemed to exist when the sum of fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the fractional working interests owned in gross wells or acres expressed as whole numbers and fractions.

      OPERATING COSTS. The expenses of producing oil or gas from a formation, consisting of the costs incurred to operate and maintain wells and related equipment and facilities, including labor costs, repair and maintenance, supplies, insurance, production, severance and other production excise taxes.

      OVERRIDING ROYALTY. A percentage share of production, or the value derived from production, which is free of all costs of drilling, completing and operating an oil or gas well, and is created by the lessee or working interest owner and paid by the lessee or working interest owner to the owner of the overriding royalty.

      PRODUCING PROPERTY. A property (or interest therein) producing oil or gas in commercial quantities or that is shut-in but capable of producing oil or gas in commercial quantities. Interests in a property may include working interests, production payments, royalty interests and other non-working interests.

      PROSPECT. An area in which a party owns or intends to acquire one or more oil and gas interests, which is geographically defined on the basis of geological data and which is reasonably anticipated to contain at least one reservoir of oil, gas or other hydrocarbons.

      SHUT-IN WELL. A well which is capable of producing oil or gas but which is temporarily not producing due to mechanical problems or a lack of market for the well's oil or gas.

      UNDEVELOPED ACREAGE. Lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proved reserves. Undeveloped acreage should not be confused with undrilled acreage which is "Held by Production" under the terms of a lease.

         WORKING INTEREST. A percentage of ownership in an oil and gas lease granting its owner the right to explore, drill and produce oil and gas from a tract of property. Working interest owners are obligated to pay a corresponding percentage of the cost of leasing, drilling, producing and operating a well. After royalties are paid, the working interest also entitles its owner to share in production revenues with other working interest owners, based on the percentage of the working interest owned.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Shareholders and Board of Directors
Synergy Resources Corporation, formerly Brishlin Resources, Inc.

We have audited the accompanying balance sheets of Synergy Resources Corporation, formerly Brishlin Resources, Inc. (an Exploration Stage Company) as of August 31, 2008 and December 31, 2007, and the related statements of operations, changes in shareholders' equity, and cash flows for the eight months ended August 31, 2008, the year ended December 31, 2007, and the period from inception (May 11, 2005) to August 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States.) Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synergy Resources Corporation, formerly Brishlin Resources, Inc. (an Exploration Stage Company) as of August 31, 2008 and December 31, 2007, and the results of its operations and cash flows for the eight months ended August 31, 2008, the year ended December 31, 2007, and the period from inception (May 11, 2005) to August 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has no revenue generating operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stark Winter Schenkein & Co., LLP
Denver, Colorado
January 23, 2009

                          SYNERGY RESOURCES CORPORATION
                       (Formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                                 BALANCE SHEETS


                                                       August 31,   December 31,
                                                          2008          2007
                                                       ----------   ------------
                            ASSETS

Current assets:
 Cash and cash equivalents                             $   7,569     $  20,440
 Prepaid expenses                                          1,428             -
                                                       ----------    ----------
     Total current assets                                  8,997        20,440
                                                       ----------    ----------

Oil and gas properties, at cost, using full
cost method
  Oil and gas properties, net                             39,125        39,125

Other assets                                               1,328         1,265
                                                       ----------    ----------
       Total assets                                    $  49,450     $  60,830
                                                       ==========    ==========

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued expenses                 $  44,906     $  26,395
 Accrued salaries, benefits, and taxes                     3,604        33,855
                                                       ----------    ----------
     Total current liabilities                            48,510        60,250
                                                       ----------    ----------
Shareholders' equity:
   Preferred stock - $0.01 par value, 10,000,000
   shares authorized:
    no shares issued and outstanding                           -             -
   Common stock - $0.001 par value, 100,000,000
   shares authorized:
    1,038,000 and 978,000 shares issued and
    outstanding at August 31, 2008 and December
    31, 2007, respectively                                 1,038           978
   Additional paid-in capital                          1,015,262       815,322
   (Deficit) accumulated during the exploration stage (1,015,360)     (815,720)
                                                       ----------    ----------
      Total shareholders' equity                             940           580
                                                       ----------    ----------
      Total liabilities and shareholders' equity       $  49,450     $  60,830
                                                       ==========    ==========



The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                       (Formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                   for the eight months ended August 31, 2008,
                        the year ended December 31, 2007,
       and for the period from Inception (May 11, 2005) to August 31, 2008

                                      Eight Months                           Inception
                                         Ended           Year Ended      (May 11, 2005) to
                                    August 31, 2008   December 31, 2007   August 31, 2008
                                    ---------------   -----------------  -----------------

Revenues                             $          -       $          -        $          -
                                     -------------      -------------       -------------
Expenses:
 Oil and gas lease expense                  5,000                  -              13,325
 Impairment of oil and gas
   properties                                   -                  -             223,738
 General and administrative               194,730            282,641             785,240
                                     -------------      -------------       -------------
      Total expenses                      199,730            282,641           1,022,303
                                     -------------      -------------       -------------
Operating (loss)                         (199,730)          (282,641)         (1,022,303)

Other income (expense):
  Interest income                              90              1,280               6,943
                                     -------------      -------------       -------------
(Loss) before taxes                      (199,640)          (281,361)         (1,015,360)

Provision for income taxes                      -                  -                   -
                                     -------------      -------------       -------------

Net (loss)                           $   (199,640)      $   (281,361)       $ (1,015,360)
                                     =============      =============       =============
Net (loss) per common share:
  Basic and Diluted                  $      (0.20)      $      (0.29)
                                     =============      =============
Weighted average shares
outstanding:
  Basic and Diluted                     1,005,869            962,422
                                     =============      =============







The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                       (Formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
         for the period from Inception (May 11, 2005) to August 31, 2008

                                                              (Deficit)
                                                              Accumulated
                               Common Stock       Additional    During        Total
                            -------------------    Paid-in    Exploration  Shareholders'
                            Number       Amount    Capital      Stage        Equity
                            ------       ------   ----------  ------------ -------------


Balance at Inception,
 May 11, 2005                   -        $    -     $     -     $      -      $     -

Shares issued for cash
 at $0.01                 630,000           630       5,670            -        6,300
Shares issued for cash
 at $0.20                  25,000            25       4,975            -        5,000
Shares issued in
 exchange for oil
 and gas properties         6,000             6       5,994            -        6,000
Shares issued for cash
 at $2.00                 117,500           118     234,882            -      235,000
Net (loss)                      -             -           -     (111,759)    (111,759)
                        ----------    ----------  ----------   ----------   ----------
Balance, December 31,
 2005                     778,500           779     251,521     (111,759)     140,541

Shares issued for cash
 at $2.00                  94,500            94     188,906            -      189,000
Shares issued in
 exchange for oil
 and gas properties        60,000            60     149,940            -      150,000
Net (loss)                      -             -           -     (422,600)    (422,600)
                        ----------    ----------  ----------   ----------   ----------
Balance, December 31,
 2006                     933,000           933     590,367     (534,359)      56,941

Shares issued for cash
 at $5.00                  45,000            45     224,955            -      225,000
Net (loss)                      -             -           -     (281,361)    (281,361)
                        ----------    ----------  ----------   ----------   ----------
Balance, December 31,
 2007                     978,000           978     815,322     (815,720)         580

Shares issued for cash
 at $5.00                  30,000            30     149,970            -      150,000
Shares issued for
 accrued Compensation
 at $1.67                  30,000            30      49,970            -       50,000
Net (loss)                      -             -           -     (199,640)    (199,640)
                        ----------    ----------  ----------   ----------   ----------
Balance, August 31,
 2008                   1,038,000     $   1,038   $1,015,262   $(1,015,360) $     940
                       ===========    ==========  ==========   ============ ==========






   The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                       (Formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                   for the eight months ended August 31, 2008,
                        the year ended December 31, 2007,
       and for the period from Inception (May 11, 2005) to August 31, 2008

                                             Eight Months                       Inception
                                                Ended          Year Ended     (May 11, 2005
                                              August 31,       December 31,      August 31,
                                                2008              2007             2008
                                             ------------      ------------    ------------
Cash flows from operating activities:
  Net (loss)                                  $(199,640)        $ (281,361)    $(1,015,360)
  Adjustments to reconcile net (loss)
    to net cash used by operating activities:
     Impairment of oil and gas properties             -                  -         223,738
  Changes in operating assets and liabilities:
     Prepaid expenses and other assets           (1,491)                 -          (2,756)
     Accounts payable and accrued expenses       38,260             25,942          91,350
                                              ---------         ----------     -----------
    Total adjustments                            36,769             25,942         312,332
                                              ---------         ----------     -----------
  Net cash (used in) operating
    activities                                 (162,871)          (255,419)       (703,028)
                                              ---------         ----------     -----------

 Cash flows from investing activities:
   Proceeds from sale of oil and gas
     properties                                       -             23,922          23,922
     Investment in oil and gas  properties            -                  -        (123,625)
                                              ---------         ----------     -----------
   Net cash provided by (used in)
     investing activities                             -             23,922         (99,703)
                                              ---------         ----------     -----------

Cash flows from financing activities:
  Common stock subscription receivable                -             10,000               -
  Cash proceeds from sale of stock              150,000            225,000         810,300
                                              ---------         ----------     -----------
   Net cash provided by financing
     activities                                 150,000            235,000         810,300
                                              ---------         ----------     -----------

Net increase (decrease) in cash and
  equivalents                                   (12,871)             3,503           7,569
Cash and equivalents at beginning of
  period                                         20,440             16,937               -
                                              ---------         ----------     -----------
Cash and equivalents at end of period         $   7,569         $   20,440     $     7,569
                                              =========         ==========     ===========
Supplemental Cash Flow Information
   Interest paid                              $       -         $        -     $       370
                                              =========         ==========     ===========
   Income taxes paid                          $       -         $        -     $         -
                                              =========         ==========     ===========

Non-cash investing and financing activities:
  Shares issued in exchange for oil and
    gas properties                            $       -         $        -     $   156,000
                                              =========         ==========     ===========
Liabilities assumed in exchange for
   oil and gas properties                     $       -         $        -     $     7,160
                                              =========         ==========     ===========
Common stock issued for
   accrued compensation                       $  50,000         $        -     $    50,000
                                              =========         ==========     ===========


   The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

1.  Summary of Significant Accounting Policies

Basis of Presentation: Synergy Resources Corporation (formerly Brishlin Resources, Inc.) (the "Company") was organized under the laws of the State of Colorado on May 11, 2005. The Company plans to engage in oil, gas and mineral acquisitions, exploration, development and production service activities, primarily in the western region of the United States. The Company is in its exploration stage and has not yet generated any revenues from operations.

Reverse Stock Split: On September 8, 2008, Brishlin shareholders approved a reverse stock split of the outstanding shares of common stock, pursuant to which each ten shares of the Company's pre-split common stock issued and outstanding was exchanged for one share of the Company's post-split common stock. After giving effect to the reverse stock split, there were 1,038,000 shares of Brishlin common stock issued and outstanding. All share and per share amounts presented in this report have been retroactively adjusted to reflect the reverse stock split.

Cash and Cash Equivalents: The Company considers cash in banks, deposits in transit, and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

Oil and Gas Properties: The Company uses the full cost method of accounting for costs related to its oil and natural gas properties. All of the properties acquired by the Company since inception are currently undergoing evaluation and are not yet included in the depletion, depreciation, and amortization calculation. After the properties are evaluated, the capitalized costs included in the full cost pool will be depleted on an aggregate basis using the units-of-production method. A change in proved reserves without a corresponding change in capitalized costs will cause the depletion rate to increase or decrease.

Both the volume of proved reserves and any estimated future expenditures to be used for the depletion calculation will be based on estimates such as those described under "Oil and Gas Reserves" below.

The capitalized costs in the full cost pool will be subject to a ceiling test that limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and natural gas reserves discounted at 10 percent plus the lower of cost or market value of unproved properties less any associated tax effects. If such capitalized costs exceed the ceiling, the Company will record a write-down to the extent of such excess as a non-cash charge to earnings. Any such write-down will reduce earnings in the period of occurrence and result in lower depreciation and depletion in future periods. A write-down may not be reversed in future periods, even though higher oil and natural gas prices or increased reserves may subsequently increase the ceiling.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

Changes in oil and natural gas prices are expected to have the most significant impact on the Company's ceiling test. In general, the ceiling is lower when prices are lower. Even though oil and natural gas prices can be highly volatile over weeks and even days, the ceiling calculation dictates that prices in effect as of the last day of the test period be used and held constant. The resulting valuation is a snapshot as of that day and, thus, is not necessarily indicative of a true fair value that would be placed on the Company's reserves by the Company or by an independent third party. Therefore, the future net revenues associated with the estimated proved reserves are not based on the Company's assessment of future prices or costs, but rather are based on prices and costs in effect as of the end the test period.

Oil and Gas Reserves: The determination of depreciation and depletion expense as well as ceiling test write-downs related to the recorded value of the Company's oil and natural gas properties will be highly dependent on the estimates of the proved oil and natural gas reserves. Oil and natural gas reserves include proved reserves that represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and natural gas reserves and their values, including many factors beyond the Company's control. Accordingly, reserve estimates are often different from the quantities of oil and natural gas ultimately recovered and the corresponding lifting costs associated with the recovery of these reserves

Property Retirement Obligation: The Company follows the guidelines of Statement of Financial Accounting Standards No. 143 (SFAS 143), "Accounting for Asset Retirement Obligations." SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made.

The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company has determined that it has no material property retirement obligations as of August 31, 2008.

Stock Based Compensation: The Company's 2005 Non-Qualified Stock Option and Stock Grant Plan (the "Plan") authorizes the granting of nonqualified options to purchase shares of the Company's common stock. The Plan is administered by the Board of Directors which determines the terms pursuant to which any option is granted.

The Company accounts for this Plan in accordance with SFAS 123(R), "Share-Based Payment," requiring the Company to record compensation costs for the Company's stock option plans determined in accordance with the fair value based method prescribed in SFAS 123(R). The Company estimates the fair value of stock option at their grant date by using the Black-Scholes-Merton option pricing model and provides for expense recognition over the service period, if any, of the stock option. Since inception, the Company has not granted any options under the Plan, and, accordingly, has not recognized any stock based compensation expense.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

The Company accounts for common stock issued to employees for services based on the fair value of the equity instruments issued, and accounts for common stock issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

Per Share Amounts: SFAS 128, "Earnings Per Share," provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (or loss) by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company, assuming the issuance of an equivalent number of common shares pursuant to options, warrants, or convertible debt arrangements. Diluted earnings per share does not include dilutive common stock equivalents for periods in which the Company incurs a loss because they would be anti-dilutive.

Income Taxes: Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States (US GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. Estimates that are critical to the accompanying financial statements include the identification and valuation of proved and probable reserves, treatment of exploration and development costs as either an asset or an expense, valuation of deferred tax assets, and the likelihood of loss contingencies Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period it is determined to be necessary.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

Business Risks: The Company continually reviews the exploration and political risks it encounters in its operations. It mitigates the likelihood and potential severity of these risks through the application of high operating standards. The Company's operations have been and in the future may be, affected to various degrees by changes in environmental regulations, including those for future site restoration and reclamation costs. The Company's business is subject to extensive licensing, permitting, governmental legislation, control and regulations. The Company endeavors to be in compliance with these regulations at all times.

Fair Value of Financial Instruments: SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2008.

The respective carrying value of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

Concentration of Credit Risk: The Company's operating cash balances are maintained in one primary financial institution and periodically exceed federally insured limits. The Company believes that the financial strength of these institutions mitigates the underlying risk of loss. To date, these concentrations of credit risk have not had a significant impact on the Company's financial position or results of operations.

Environmental Matters: Environmental costs are expensed or capitalized depending on their future economic benefit. Costs that relate to an existing condition caused by past operations with no future economic benefit are expensed. Liabilities for future expenditures of a non-capital nature are recorded when future environmental expenditures and/or remediation is deemed probable and the costs can be reasonably estimated. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Recent Accounting Pronouncements: In March 2008, the Financial Accounting Standards Board ("FASB") issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement No. 133 (SFAS 161), which becomes effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. This standard changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Management is currently evaluating the impact of adopting this statement.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162), which becomes effective upon approval by the SEC. This standard sets forth the sources of accounting principles and provides entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. It is not expected to change any of our current accounting principles or practices and therefore, is not expected to have a material impact on our financial statements.

There were various other accounting standards and interpretations issued during 2008, none of which are expected to a have a material impact on the Company's financial position, operations or cash flows.

2.  Going Concern

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and satisfaction of obligations in the normal course of business. The Company has no source of operating revenue and has financed operations through the sale and exchange of equity. The Company has incurred losses since its inception aggregating $1,015,360. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

The Company has raised total cash proceeds of $810,300 in sales of common stock from inception through August 31, 2008. Management believes that these proceeds will not be sufficient to fund its operating activity and other capital resource demands during the next twelve months.

The Company's ability to continue as a going concern is contingent upon its ability to raise funds through the sale of equity, joint venture or sale of its assets, and attaining profitable operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

3.  Oil and Gas Properties

In June, 2005, the Company purchased a 2% interest in a shut-in well in Morgan County, Colorado in exchange for 6,000 shares of the Company's restricted common stock, valued at $6,000. In January, 2006, the Company purchased from a related party an additional 7.875% interest in the same property for the sum of $23,625. The well's primary producing zones are the D-Sand, J-Sand and a variety of shallower sands, such as the Niobrara and the Greenhorn. The Morgan County well holds 160 acres of surrounding leasehold interest and is shut-in awaiting a pipeline for delivery.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

In May, 2006, the Company purchased an additional 11.875% working interest in the Morgan County well outlined above. As part of the same transaction, the Company purchased an 11.875% working interest in 2 wells and 1,160 leased acres located in Logan County, Colorado in exchange for $250,000, of which $100,000 was paid in cash at closing, and the balance of $150,000 was paid in the form of 60,000 shares of the Company's restricted common stock.

None of the wells were in production and no depletion, depreciation or amortization was recorded. As of December 31, 2006, the Company determined that these properties may have been impaired. Accordingly, a valuation allowance of $223,738 to reduce the carrying value of the properties to their estimated net realizable value was recorded as of December 31, 2006.

Effective August 31, 2007, the Company sold its interests in certain oil and gas properties located on Logan County, Colorado for net cash proceeds of $23,922. The value of these properties had previously been adjusted to reflect estimated fair market value and no additional loss was recognized in connection with the sale transaction

The Company is evaluating its remaining property to determine the appropriate future actions that should be taken. The Company may decide to commence production or dispose of the property. Since the interest in this property is a minority interest, the final decision with respect to the property will be jointly decided with the other ownership interests.

4.  Income Taxes

A reconciliation of the tax provision for 2008 and 2007 at statutory rates is comprised of the following components:

                                                   2008           2007
                                                   ----           ----

      Tax expense (benefit) at statutory rates  $(74,000)     $ (95,000)
      Increase in estimated tax rates            (23,000)            --
      Valuation allowance                         97,000         95,000
                                                --------      ---------

      Reported tax provision                    $     --      $      --
                                                ========      =========

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

Deferred tax assets and liabilities represent the future impact of temporary differences between the financial statement and tax bases of assets and liabilities. Those items consist of the following as of August 31, 2008 and December 31, 2007:

                                                2008           2007
                                                ----           ----
      Deferred tax assets:
      Net operating loss carryforwards       $ 374,000      $ 277,000
      Less valuation allowance                (374,000)      (277,000)
                                             ---------      ---------
      Net deferred tax asset                 $      --      $      --
                                             =========      =========


Total deferred tax assets and the valuation allowance increased by approximately $97,000 during 2008.

At August 31, 2008, the Company has tax loss carryforwards approximating $1,012,000 that expire at various dates through 2028. At this time, the Company is unable to determine if it will be able to benefit from its deferred tax asset. There are limitations on the utilization of net operating loss carryforwards, including a requirement that losses be offset against future taxable income, if any. In addition, there are limitations imposed by certain transactions which are deemed to be ownership changes. Accordingly, a valuation allowance has been established for the entire deferred tax asset.

5.  Shareholders' Equity

Preferred Stock: The Company has authorized 10,000,000 shares of preferred stock with a par value of $0.01. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. Since inception, the Company has not issued any preferred shares.

Common Stock: The Company has authorized 100,000,000 shares of $0.001 par value common stock.

Reverse Stock Split: On September 8, 2008, Brishlin shareholders approved a reverse stock split of the outstanding shares of common stock, pursuant to which each ten shares of Brishlin's pre-split common stock issued and outstanding was exchanged for one share of the Company's post-split common stock. After giving effect to the reverse stock split, there were 1,038,000 shares of Brishlin common stock issued and outstanding. All share and per share amounts presented in this report have been retroactively adjusted to reflect the reverse stock split.

At inception, the Company issued 630,000 common shares to its founders for cash proceeds of $6,300.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

On June 6, 2005, the Company issued 25,000 common shares to a private investor for cash proceeds of $5,000.

During 2005, the Company issued 6,000 shares of common stock in exchange for a 2% working interest in the Stroh #1 lease. The shares were valued at $6,000. In private transactions, the Company sold 117,500 shares of common stock at $2.00 per share for cash proceeds of $235,000.

During 2006, the Company issued 94,500 shares of common stock at $2.00 per share for cash proceeds of $189,000. In addition, the Company issued 60,000 shares of common stock in exchange for oil and gas properties including the Stroh #1, Marostica #1, and Lutin #1. The shares were valued at $150,000, or $2.50 per share, based upon the negotiated value between the seller and the buyer.

During the year ended December 31, 2007, the Company issued 45,000 shares of common stock at $5.00 per share for cash proceeds of $225,000.

During the eight months ended August 31, 2008, the Company issued 30,000 shares of common stock at $5.00 per share for cash proceeds of $150,000.

Effective June 16, 2008 the Company exchanged 30,000 restricted shares of common stock, valued at $1.67 per share, based upon quoted market prices, for accrued and unpaid compensation of $50,000 payable to officers.

6.   Commitments and Contingencies

Effective October 1, 2007, the Company entered into a twelve month lease on office space in Colorado Springs, Colorado. Rental payments approximate $1,328 per month. As of August 31, 2008, future minimum lease obligations consisted of one month's rent, approximating $1,328. Rent expense approximated $10,624 for the eight months ended August 31, 2008, and $15,400 for the year ended December 31, 2007.

Pursuant  to  employment  agreements  with its  executive  officers  which  were effective from June 1, 2005 through June 30, 2008, the officers each earned $5,000 per month. Effective June 16, 2008, the officers agreed to exchange accrued and unpaid compensation of $50,000 for 30,000 restricted shares of the Company's common stock, valued at a price of $1.67 per share, based on quoted market prices. In anticipation of the business combination with Synergy Resources Corporation (see Note 7), the employment agreements were terminated effective June 30, 2008. Total compensation expense recorded under the agreements was $60,000 for the eight months ended August 31, 2008, and $120,000 for the year ended December 31, 2007.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

7.     Subsequent Events

On September 10, 2008, the Company acquired approximately 89% of the outstanding shares of Synergy Resources Corporation ("Synergy") pursuant to an Agreement to Exchange Common Stock ("Share Exchange Agreement"). The Company acquired all the remaining outstanding shares of Synergy in separate transactions. In total,
9,960,000 shares of common stock were issued in exchange for 9,960,000 outstanding shares of Synergy.

The Share Exchange Agreement further provides that the Company agree to issue substitute Series A warrants to replace similar warrants held by certain shareholders of Predecessor Synergy to purchase 2,060,000 shares of common stock at $6.00 per share. Furthermore, the Company agreed to issue substitute options to replace similar options outstanding prior to the merger transaction, which options provide for the purchase of 2,000,000 shares of common stock at $1.00 per share and 2,000,000 shares of common stock at $10.00 per share. Using the Black-Scholes-Merton option-pricing model, the Company estimated that the fair value of the replacement options exceeded the fair value of the options surrendered by $10,185,345. The assumptions used in the model were: expected life of 2.5 years, stock price of $3.50 at date of grant, volatility of 166%, dividend yield of 0%, and interest rate of 2.63%. The additional expense of $10,185,345 will be pro-rated over the remaining vesting period.
..
In conjunction with the acquisition of Synergy, the majority of the shareholders of the Company also voted to change its name to Synergy Resources Corporation.

On September 8, 2008, the Company's Board of Directors declared a dividend in the form of one Series A Warrant to purchase one share of post-split common stock for $6.00, exercisable upon issuance until the earlier of December 31, 2012, or twenty days following written notification from the Company that its common stock had a closing price at or above $7.00 for any of twenty consecutive trading days. Shareholders of record as of September 9, 2008, are entitled to receive the dividend, which is payable only after receipt by the Company of an effective date for a registration statement covering the warrants and underlying common stock.

In connection with the merger, the Company entered into an agreement with two directors to provide consulting services. The initial term of the agreement is one year. Compensation under the agreement is $10,000 per month.

In October 2008, certain directors and former officers paid accrued legal fees on behalf of the Company in the amount of $17,000, which was recorded as contributed capital.

In December 2008, the Company commenced a private offering to sell shares of its common stock and warrants. As of January 23, 2009, the Company had received cash proceeds of $278,001 for the sale of 185,334 common shares and warrants.

                          SYNERGY RESOURCES CORPORATION
                       (formerly Brishlin Resources, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

Effective December 1, 2008, the Company purchased 1,000,000 shares of its common stock from one of the original Predecessor Synergy shareholders for $1,000, which was the price at which the shares were sold to the shareholder.

Effective December 31, 2008, the Company granted stock options to an employee to purchase 100,000 shares of common stock at an exercise price of $3.00 and a term of ten years. Using the Black-Scholes-Merton option-pricing model, the Company estimates the fair value of the options to be approximately $186,000. The assumptions used in the model were: expected life of 5 years, stock price of $2.00 at date of grant, volatility of 166%, dividend yield of 0%, and interest rate of 3.13%.

                          SYNERGY RESOURCES CORPORATION

                          Interim Financial Statements
                                  May 31, 2009
                                   (Unaudited)

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                                 BALANCE SHEETS

                                                         May 31,     August 31,
                                                          2009          2008
                                                       ------------ ------------
                                                       (Unaudited)
                               ASSETS
      Current assets:
       Cash and cash equivalents                       $ 1,052,985  $ 2,292,341
       Accounts receivable                                  25,928            -
       Other current assets                                 32,825       27,412
                                                       ------------ ------------
           Total current assets                          1,111,738    2,319,753
                                                       ------------ ------------

      Property and equipment, at cost:
        Oil and gas properties, full cost method, net    2,665,479            -
        Other property and equipment, net                    1,152            -
                                                       ------------ ------------
             Property and equipment, net                 2,666,631            -
                                                       ------------ ------------

      Other assets:
        Option to acquire mineral interests - related
         party                                              60,000            -
        Performance assurance deposit                       85,000            -
        Deferred offering costs                              5,000            -
                                                       ------------ ------------
              Total other assets                           150,000            -
                                                       ------------ ------------

             Total assets                              $ 3,928,369  $ 2,319,753
                                                       ============ ============

                LIABILITIES AND SHAREHOLDERS' EQUITY

      Current liabilities:
        Accounts payable                               $   577,087  $    12,473
        Accrued taxes and expenses                          45,378       40,853
        Bank loan payable                                1,161,811            -
        Accrued interestb                                    3,195            -
                                                       ------------ ------------
             Total current liabilities                   1,787,471       53,326
                                                       ------------ ------------

      Shareholders' equity:
        Preferred stock - $0.01 par value, 10,000,000
        shares authorized:
            no shares issued and outstanding                     -            -
        Common stock - $0.001 par value, 100,000,000
        shares authorized:
             10,601,334 and 9,943,571shares issued and
             outstanding at May 31, 2009 and August 31,
             2008, respectively                             10,601        9,944
        Additional paid-in capital                      13,428,773    2,477,511
        Stock subscriptions receivable                           -      (27,650)
        (Deficit) accumulated during the exploration
           stage                                       (11,298,476)    (193,378)
                                                       ------------ ------------
            Total shareholders' equity                   2,140,898    2,266,427
                                                       ------------ ------------
            Total liabilities and shareholders' equity $ 3,928,369  $ 2,319,753
                                                       ============ ============

   The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                      for the three months ended May 31, 2009 and 2008
                                   (Unaudited)

                                                Three Months     Three Months
                                                    Ended            Ended
                                                 May 31, 2009     May 31, 2008
                                               ---------------  ---------------

  Oil and gas revenues                         $       28,832   $            -
                                               ---------------  ---------------

  Expenses:
    Lease operating expenses                            1,138                -
    Depreciation, depletion, and amortization          21,973                -
    Administrative services contract -
      related party                                    60,000                -
    Salaries and payroll taxes                        110,610                -
    Consulting fees - related party                    30,000                -
    Professional fees                                  33,430                -
    Insurance                                          12,306                -
    Share based compensation - stock
      options granted                               3,429,396                -
    All other general and administrative                4,033                -
                                               ---------------  ---------------
            Total expenses                          3,702,886                -
                                               ---------------  ---------------
      Operating (loss)                             (3,674,054)               -

      Interest income                                   1,924                -
                                               ---------------  ---------------

      (Loss) before taxes                          (3,672,130)               -

      Provision for income taxes                            -                -
                                               ---------------  ---------------
      Net (loss)                               $   (3,672,130)  $            -
                                               ===============  ===============
      Net (loss) per common share:
         Basic and Diluted                     $        (0.35)  $            -
                                               ===============  ===============
      Weighted average shares outstanding:
         Basic and Diluted                         10,531,051                -
                                               ===============  ===============

   The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                     for the nine months ended May 31, 2009,
       for the period from Inception (December 28, 2007) to May 31, 2008, and for the period from Inception (December 28, 2007) to May 31, 2009
                                   (Unaudited)

                                                    Inception       Inception
                                   Nine Months    (December 28,   (December 28,
                                      Ended          2007) to        2007) to
                                   May 31, 2009    May 31, 2008    May 31, 2009
                                  --------------  --------------  --------------
Oil and gas revenues              $      28,832   $           -   $      28,832
                                  --------------  --------------  --------------
Expenses:
 Lease operating expenses                 3,712               -           3,712
 Depreciation, depletion, and
   amortization                          21,973               -          21,973
 Administrative services contract -
   related party                        180,000               -         233,333
 Salaries and payroll taxes             326,056               -         398,438
 Consulting fees - related party         90,000               -          90,000
 Professional fees                      174,486               -         215,584
 Insurance                               32,317               -          32,317
 Share based compensation - stock
   options granted                   10,282,000               -      10,310,200
 All other general and
   administrative                        36,952               -          38,210
                                  --------------  --------------  --------------
      Total expenses                 11,147,496               -      11,343,767
                                  --------------  --------------  --------------
Operating (loss)                    (11,118,664)              -     (11,314,935)

Interest income                          13,566               -          16,459
                                  --------------  --------------  --------------
(Loss) before taxes                 (11,105,098)              -     (11,298,476)

Provision for income taxes                    -               -               -
                                  --------------  --------------  --------------
Net (loss)                        $ (11,105,098)  $           -   $ (11,298,476)
                                  ==============  ==============  ==============

Net (loss) per common share:
  Basic and Diluted               $       (1.05)  $           -
                                  ==============  ==============

Weighted average shares outstanding:
  Basic and Diluted                  10,545,652               -
                                  ==============  ==============


   The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                     for the nine months ended May 31, 2009,
             for the period from Inception (December 28, 2007) to May 31, 2008, and for the period from Inception (December 28, 2007) to May 31, 2009
                                   (Unaudited)

                                                    Inception       Inception
                                   Nine Months    (December 28,   (December 28,
                                      Ended          2007) to        2007) to
                                   May 31, 2009    May 31, 2008    May 31, 2009
                                  --------------  --------------  --------------

 Cash flows from operating
 activities:
  Net (loss)                      $ (11,105,098)  $           -   $ (11,298,476)
                                  --------------  --------------  --------------
  Adjustments to reconcile
  net (loss) to net cash
  (used in) operating activities:
  Share based compensation           10,282,000               -      10,310,200
  Depreciation, depletion and
   amortization                          21,973               -          21,973
  Changes in operating assets and
   liabilities
  (Increase) in accounts receivable     (25,928)              -         (25,928)
  (Increase) in other current assets     (5,413)              -         (32,825)
  Increase in accounts payable          234,561               -         247,034
  Increase in accrued taxes and
   expenses                               4,525               -          45,378
  Increase in accrued interest            3,195               -           3,195
  Effect of merger on operating
   assets (liabilities)                 (31,438)              -         (31,438)
                                  --------------  --------------  --------------
  Total adjustments                  10,483,475               -      10,537,589
                                  --------------  --------------  --------------
 Net cash (used in) operating
  activities                           (621,623)              -        (760,887)
                                  --------------  --------------  --------------
Cash flows from investing
activities:
 Acquisition of property and
  equipment                          (2,279,426)              -      (2,279,426)
 Option to acquire mineral
  interests - related party            (100,000)              -        (100,000)
 Performance assurance deposit          (85,000)              -         (85,000)
 Cash acquired in merger                  3,987               -           3,987
                                  --------------  --------------  --------------
Net cash (used in) investing
activities                           (2,460,439)              -      (2,460,439)
                                  --------------  --------------  --------------
Cash flows from financing activities:
 Proceeds from bank loan payable      1,161,811               -       1,161,811
 Cash proceeds from sale of stock       957,295               -       3,502,900
 Offering costs                        (270,400)              -        (384,400)
 Payment of deferred offering costs      (5,000)              -          (5,000)
 Repurchase of shares                    (1,000)              -          (1,000)
                                  --------------  --------------  --------------
 Net cash provided by financing
 activities                           1,842,706               -       4,274,311
                                  --------------  --------------  --------------
Net increase (decrease) in cash
 and equivalents                     (1,239,356)              -       1,052,985

Cash and equivalents at beginning
 of period                            2,292,341               -               -
                                  --------------  --------------  --------------
Cash and equivalents at end
 of period                        $   1,052,985   $           -   $   1,052,985
                                  ==============  ==============  ==============
Supplemental Cash Flow Information:
 Interest paid                    $           -   $           -   $           -
                                  ==============  ==============  ==============
 Income taxes paid                $           -   $           -   $           -
                                  ==============  ==============  ==============
Non-cash investing and financing
activities:
 Net assets acquired in merger    $      11,675   $           -   $      11,675
                                  ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

1.   Description of Business and Summary of Significant Accounting Policies

     Basis of Presentation: Synergy Resources Corporation (the "Company") represents the result of a merger transaction on September 10, 2008 between Brishlin Resources, Inc. ("Predecessor Brishlin"), a public company, and Synergy Resources Corporation ("Predecessor Synergy"), a private company. In conjunction with the transaction, Predecessor Brishlin changed its name to Synergy Resources Corporation and Predecessor Synergy changed its name to Synergy Resources, Ltd. The Company was organized under the laws of the State of Colorado. The Company is in its exploration stage and plans to engage in oil and gas acquisitions, exploration, development and production service activities, primarily in the area known as the Denver-Julesburg Basin. The Company has adopted August 31st as the end of its fiscal year.

     Interim Financial Information: The interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") as promulgated in Item 210 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") have been condensed or omitted pursuant to such SEC rules and regulations. The
Company believes that the disclosures included are adequate to make the information presented not misleading, and recommends that these financial statements be read in conjunction with the audited financial statements and notes thereto for the period ended August 31, 2008, included in our Report on Form 8-K/A filed on November 26, 2008.

     In management's opinion, the unaudited balance sheet as of May 31, 2009, the unaudited statements of operations for the three month and nine month periods ended May 31, 2009, and the unaudited statement of cash flows for the nine month period ended May 31, 2009, contained herein, reflect all adjustments, consisting solely of normal recurring items, which are necessary for the fair presentation of the Company's financial position, results of operations, and cash flows on a basis consistent with that of its prior audited financial statements. However, the results of operations for interim periods may not be indicative of results to be expected for the full fiscal year.

     Reclassifications: Certain amounts previously presented for prior periods have been reclassified to conform with the current presentation. The reclassifications had no effect on net loss, total assets, or total shareholders' equity.

     Merger Transaction: On September 10, 2008, Predecessor Brishlin consummated an Agreement to Exchange Common Stock ("Exchange Agreement") with certain shareholders of Predecessor Synergy to acquire approximately 89% of the outstanding common stock of Predecessor Synergy. In subsequent transactions, all the remaining outstanding common shares of Predecessor Synergy were acquired. Prior to September 10, 2008, Predecessor Brishlin had 1,038,000 common shares outstanding, and Predecessor Synergy had 9,960,000 common shares outstanding.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

The merger transaction resulted in the Company with 10,998,000 common shares outstanding, with the shareholders of Predecessor Synergy holding approximately 91% of the outstanding shares and the shareholders of Predecessor Brishlin holding approximately 9% of the outstanding shares.

     The Exchange Agreement further provided that the Company would issue substitute Series A warrants to replace similar warrants held by certain shareholders of Predecessor Synergy to purchase 2,060,000 shares of common stock at $6.00 per share. Furthermore, the Company agreed to issue substitute options to replace similar options outstanding prior to the merger transaction, which options provide for the purchase of 2,000,000 shares of common stock at $1.00 per share and 2,000,000 shares of common stock at $10.00 per share.

     Immediately prior to the transaction, Predecessor Brishlin completed a one-for-ten reverse stock split of its outstanding common stock. All share and per share data presented in this Report have been retroactively restated to reflect the reverse stock split.

     In anticipation of the merger transaction, Predecessor Brishlin declared a dividend to its shareholders of record as of August 28, 2008, consisting of one Series A warrant for each common share held.

     Although the legal form of the transaction reflects the acquisition of Predecessor Synergy by Predecessor Brishlin, the Company determined that the accounting form of the transaction is a "reverse merger", in which Predecessor Synergy is identified as the acquiring company and Predecessor Brishlin is identified as the acquired company. At the time of the transaction, Predecessor Brishlin had ceased most of its operations and liquidated most of its assets and liabilities. In accordance with SEC regulations, the transaction was recorded as a capital transaction rather than a business combination. The transaction is equivalent to the issuance of common stock by Predecessor Synergy in exchange for the net assets of Predecessor Brishlin and a recapitalization of Predecessor Synergy. The assets and liabilities of Predecessor Brishlin were not restated to their estimated fair market values and no goodwill or other intangible assets were recorded. Selected financial data for Predecessor Brishlin at the transaction date follows:

      Selected Financial Data:

           Cash                                    $   3,986
           Current assets                              5,129
           Oil and gas assets                         39,125
           Current liabilities                        33,907
           Net assets                               $ 11,675

     Financial information for all periods subsequent to September 10, 2008 includes the combined assets, liabilities and activities of both companies.
Historical  financial  information  for periods  prior to  September  10,  2008,

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

presented for comparative purposes, includes only Predecessor Synergy.

     Condensed pro-forma information assuming that the transaction occurred on September 1, 2008 (beginning of fiscal year for the Company) has not been presented. As Predecessor Brishlin had substantially reduced its operations prior to the transaction, there is no material difference between the information presented in the financial statements and the pro-forma information.

     Oil and Gas Properties: The Company uses the full cost method of accounting for costs related to its oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves (including the costs of unsuccessful efforts) are capitalized into a single full cost pool. These costs include land acquisition costs, geological and geophysical expense, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

     All capitalized costs of oil and gas properties are amortized using the unit-of-production method based upon estimates of proved reserves. For amortization purposes, the volume of petroleum reserves and production is converted into a common unit of measure at the energy equivalent conversion rate of six thousand cubic feet of natural gas to one barrel of crude oil. Investments in unevaluated properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

     In applying the full cost method, the capitalized costs are subject to a quarterly "ceiling test". If capitalized costs, adjusted for such items as accumulated depletion and deferred income taxes, exceed the "ceiling amount", the excess is charged to earnings as an impairment expense. The "ceiling" is estimated as the present value, discounted at 10%, of the future net cash flows from proved oil and gas reserves plus the lower of cost or net realizable value of unevaluated properties. The calculation of future net cash flows assumes continuation of current economic conditions, including current prices and costs. The "ceiling" is highly sensitive to changing prices for oil and gas. Once impairment expense is recognized, it cannot be reversed in future periods, even if increasing prices raise the "ceiling amount".

     Revenue Recognition: Revenue is generally recognized for the sale of oil and gas when there is persuasive evidence of a sale arrangement, delivery has occurred, the price is determinable, and collection of sales proceeds is reasonably assured. Revenue is accrued when these four conditions have been satisfied and reasonable estimates can be made. Revenue estimates are prepared for the quantity of petroleum product delivered to the customer and the price that will be received. Payment is received at a later date, often sixty to ninety days after production. Revenue accruals are adjusted to reflect updated information as it is received.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

     Lease Operating Expenses: Operating expenses of producing wells are recognized when incurred. For properties operated by third parties, expenses are estimated based upon activity reports. Expense accruals are adjusted to reflect updated information as it is received.

     Per Share Amounts: SFAS 128, "Earnings per Share," provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share include no dilution and is computed by dividing net income (or loss) by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company, similar to fully diluted earnings per share. During the periods since inception, the Company has issued 7,801,334 potentially dilutive securities, all of which were excluded from the calculation because they were anti-dilutive.

     Use of Estimates: The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period it is determined to be necessary. Actual results could differ from these estimates.

     Recent Accounting Pronouncements: On December 29, 2008, the SEC announced final approval of new requirements for reporting oil and gas reserves to be effective in January 2010. The new disclosure requirements provide for consideration of new technologies in evaluating reserves, allow companies to disclose their probable and possible reserves to investors, report oil and gas reserves using an average price based on the prior 12 month period rather than year-end prices, and revise the disclosure requirements for oil and gas operations. The accounting for the limitation on capitalized costs for full cost companies will also be revised. The new rule is expected to be effective for years ending on or after December 31, 2009, although the transition may be extended. The Company has not yet evaluated the effects on its financial statements and disclosures.

     In May 2009 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 165, "Subsequent Events" (SFAS
165). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. The adoption of SFAS 165 is not

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

expected to have a material impact on the Company's financial statements.

     There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company's financial position, operations or cash flows.

2.   Going Concern

     The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. Only recently has the Company commenced revenue generating operations and it has financed operations primarily through the sale of equity. The Company recently was successful in obtaining a bank loan secured by oil and gas equipment. The Company has incurred losses since its inception aggregating $11,298,476. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

     The Company has raised cash proceeds of $3,112,500, net of offering costs, in sales of common stock since inception. Management believes that the cash balances of $1,052,985 at May 31, 2009 will not be sufficient to fund its operating activities and other capital resource demands during the next twelve months.

     The Company's ability to continue as a going concern is contingent upon its ability to raise additional funds, such as (1) through the sale of equity or sale of its assets, (2) joint venture or partnership arrangements, or (3) issuing debt instruments, and ultimately attaining profitable operations. The
financial   statements  do  not  include  any  adjustments  to  the  amount  and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

3.   Property and Equipment

     Oil and gas property consists of various interests in oil and gas leases, two wells, one of which is operating and one of which is in the completion stage, and tubular goods to be used in the development of future wells.

     In November 2008, the Company participated in an auction of oil and gas leases conducted by the State of Colorado and was awarded leases to 1,600 acres for total consideration of $113,600. The leases have a term of five years. In February 2009, the Company participated in an auction of leases conducted by the Bureau of Land Management and was awarded leases to 2,000 acres for total consideration of $45,000. The leases have a term of ten years. The Company also acquired several leases in private transactions covering approximately 3,000 acres for total consideration approximating $136,000. The leases have terms

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

ranging from two to five years. As of May 31, 2009, these leases covered approximately 6,700 net acres, and none of them were included in the full cost pool subject to amortization.

     The Company has an option to acquire working interests in oil and gas leases currently owned by related parties PM and PEM as described in Note 7. In connection therewith, the Company recently participated in two wells drilled by Kerr-McGee Oil & Gas Onshore LP ("KM"). As of May 31, 2009, one well was operating and one well was in the completion stage. The Company has a 37.5% working interest (28.125% net revenue interest) in each well.

     Property and equipment at May 31, 2009, consisted of the following:

      Oil and Gas Properties, full cost method:
       Unevaluated costs, not subject to amortization:
            Acquisition and other costs                         $    355,992
            Tubular goods                                          1,718,968
            Well in progress                                         287,934
                                                                  ----------
               Subtotal, unevaluated costs                         2,362,894
                                                                   ---------

         Evaluated costs                                             324,373
            Less, accumulated depletion                              (21,788)
                                                                  -----------
               Subtotal, evaluated costs                             302,585
                                                                  ----------
                  Oil and gas properties, net                      2,665,479
                                                                   ---------

      Other property and equipment:
         Office equipment                                              1,337
            Less, accumulated depreciation                               (185)
                                                                 -------------
                  Other property and equipment, net                     1,152
                                                                 ------------

      Total Property and Equipment, net                          $   2,666,631
                                                                 =============


      The Company commenced depletion of its full cost pool during the three months ended May 31, 2009. Costs of oil and gas properties are depleted using the unit of production method based on estimated reserves. Production volumes for the quarter are compared to estimated total reserves to calculate a depletion rate. For the nine months ended May 31, 2009, depletion of oil and gas properties was $21,788 and depreciation of other property and equipment was $185.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

4.   Bank Loan Payable

     The Company entered into a credit facility with a commercial bank. The borrowing arrangement provides for maximum borrowings up to $1,161,811 and is collateralized by tubular goods and certain other assets. The maximum amount that can be borrowed is reduced by usage or sale of the tubular goods. The loan bears interest at the prime rate plus 1/2%, payable quarterly, with a minimum interest rate of 5.5%. The loan maturity date is May 8, 2010. Interest costs of $3,195 and loan fees of $5,917 were incurred during the period ended May 31, 2009.

     The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalizable during the period that activities are in progress to bring the projects to their intended use. During the nine months ended May 31, 2009, interest expense of $9,112, including loan fees, was capitalized.

5.   Shareholders' Equity

     Preferred Stock The Company has authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. Since inception, the Company has not issued any preferred shares.

     Common Stock The Company has authorized 100,000,000 shares of common stock with a par value of $0.001 per share.

     Issued and Outstanding The total issued and outstanding common stock at May 31, 2009 is 10,601,334 common shares, as follows:

     i. Effective June 11, 2008, the Company issued 7,900,000 common shares to its founders at $0.001 per share, for aggregate proceeds of $7,900.

     ii. Pursuant to a Private Offering Memorandum dated June 20, 2008, the Company sold 1,000,000 units at $1.00 per unit. Each unit consists of one share of restricted common stock and one Series A warrant that entitles the holder to purchase one share of common stock at $6.00 per share through December 31, 2012.

     iii. Pursuant to a Private Offering Memorandum dated July 16, 2008, the Company sold 1,060,000 units at $1.50 per unit for total cash proceeds of $1,590,000. Each unit consists of one share of restricted common stock and one Series A warrant that entitles the holder to purchase one share of common stock at $6.00 per share through December 31, 2012.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

     iv. Effective September 10, 2008, the Company agreed to issue 1,038,000 common shares to the shareholders of Predecessor Brishlin, on an exchange basis of one share of Synergy common stock for each share of Brishlin common stock. In addition, the shareholders of Predecessor Brishlin will receive 1,038,000 Series A warrants that entitle the holder to purchase one share of common stock at $6.00 per share through December 31, 2012.

     v. Effective December 1, 2008, the Company repurchased 1,000,000 shares of its common stock from one of the original Predecessor Synergy shareholders for $1,000, the price at which the shares were originally sold to the shareholder.

     vi. Pursuant to a Private Offering Memorandum dated December 1, 2008, the Company sold 301,667 units at $3.00 per unit for total cash proceeds of $905,001. Offering costs associated with the offering aggregated $275,400, resulting in net cash proceeds of $629,601. Each unit consists of two shares of common stock, one Series A warrant and one Series B warrant. Each Series A warrant entitles the holder to purchase one share of common stock at a price of $6.00 per share. The Series A warrants expire on December 31, 2012, or earlier under certain conditions. Each Series B warrant entitles the holder to purchase one share of common stock at a price of $10.00 per share. The Series B warrants expire on December 31, 2012, or earlier under certain conditions.

     The following tables summarize information about the Company's issued and outstanding common stock warrants for the period ended May 31, 2009:

                                                                     Exercise
                                                      Remaining     Price times
                                         Number of    Contractual      Number
                        Exercise Price    Shares    Life (in years)  of Shares
                        --------------   ---------  --------------- -----------

                            $ 6.00       3,399,667        3.5       $20,398,002
                            $10.00         301,667        3.5       $ 3,016,670


                                             Number of    Weighted average
                                              warrants     exercise price
                                             ---------    -----------------

       Outstanding, August 31, 2008          2,043,571            $6.00
       Granted                               1,657,763            $6.73
       Exercised                                    --               --
                                           ------------        ---------
       Outstanding, May 31, 2009             3,701,334            $6.33
                                           ============        =========

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)


6.   Stock Based Compensation

     The Company accounts for stock options activities as provided by SFAS 123(R), "Share-Based Payment," which requires the Company to expense as compensation the value of grants and options as determined in accordance with the fair value based method prescribed in SFAS 123(R). The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes-Merton option-pricing model.

     As described in the following paragraphs, the Company recorded stock-based compensation expense of $10,282,000 for the nine months ended May 31, 2009.

     During June 2008, stock options were granted to purchase 4,000,000 shares of common stock. Effective June 11, 2008, grants covering 2,000,000 shares were issued to the executive officers at an exercise price of $10.00 and a term of five years, and these options will vest over a one-year period. The fair value of these options was determined to be nil based upon the following assumptions: expected life of 2.5 years, stock price of $1.00 at date of grant, nominal volatility, dividend yield of 0%, and interest rate of 2.63%. Effective June 30, 2008, grants covering an additional 2,000,000 shares were issued to the executive officers at an exercise price of $1.00 and a term of five years, and these options will vest over a one-year period. Based upon a fair value calculation, these options were determined to have a value of $127,000 using the following assumptions: expected life of 2.5 years, stock price of $1.00 at date of grant, nominal volatility, dividend yield of 0%, and interest rate of 2.63%. Stock option compensation expense of $88,920 was allocated to the nine months ended May 31, 2009, based on a pro-ration of the fair value over the vesting period.

     In connection with the merger, the Company agreed to issue stock option grants covering 4,000,000 shares to replace the similar options described in the preceding paragraph. Using the Black-Scholes-Merton option-pricing model, the Company estimated that the fair value of the replacement options exceeded the fair value of the options surrendered by $10,185,345. The assumptions used in the model were: expected life of 2.5 years, stock price of $3.50 at date of grant, volatility of 166%, dividend yield of 0%, and interest rate of 2.63%. The incremental expense of $10,185,345 was pro-rated over the vesting period and stock option compensation expense for the nine months ended May 31, 2009 was $10,185,345.

     Effective December 31, 2008, the Company granted stock options to an employee to purchase 100,000 shares of common stock at an exercise price of $3.00 and a term of ten years. These options will vest over a five year period. Based on a fair value calculation, these options were determined to have a value of $185,640 using the following assumptions: expected life of 5 years, stock price of $2.00 at date of grant, volatility of 166%, dividend yield of 0%, and interest rate of 3.13%. Stock option compensation expense of $7,735 was recorded for the period ended May 31, 2009, based on a pro-ration of the fair value over the vesting period.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

      The estimated unrecognized compensation cost from unvested stock options as of May 31, 2009 was approximately $187,785, which will be recognized ratably through December 31, 2013.

      The following tables summarize information about stock options for the period ended May 31, 2009:

                              Remaining     Exercise      Weighted
                             Contractual   Price times    Average
                 Number of     Life (in     Number of     Exercise
Exercise Price    Shares        years)       Shares         Price
---------------------------------------------------------------------

   $ 10.00       2,000,000       4.3      $  20,000,000       $10.00
   $  1.00       2,000,000       4.3          2,000,000       $ 1.00
   $  3.00         100,000       9.5            300,000       $ 3.00
                ----------                -------------
                 4,100,000                $  22,300,000       $ 5.44
                 =========                =============


                                   Number of      Weighted average
                                    shares         exercise price

Outstanding, August 31, 2008      4,000,000              $5.50
Granted                           4,100,000              $5.44
Terminated                      (4,000,000)              $5.50
                                ----------
Outstanding, May 31, 2009        4,100,000               $5.44
                                ==========
Exercisable at June 30, 2009    4,000,000
                                ==========

7.   Related Party Transactions and Commitments

     The Company's executive officers control two entities that have entered into agreements with the Company. The entities are Petroleum Management, LLC ("PM") and Petroleum Exploration and Management, LLC ("PEM"). One agreement provides various administrative services to the Company and the other agreement provides an option to acquire certain oil and gas interests.

     For the nine months ended May 31, 2009, the Company paid $180,000 under the administrative services agreement.

     Effective August 7, 2008, the Company entered into a letter of intent with the related entities that provides an option to acquire working interests in oil and gas leases which are owned by PM and/or PEM. The oil and gas leases cover 640 acres in Weld County, Colorado, and subject to certain conditions, will be transferred to the Company for payment of $1,000 per net mineral acre. The

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

working interests in the leases vary but the net revenue interest in the leases, if acquired by the Company, will not be less than 75%. The letter of intent, as amended, has an expiration date of August 31, 2009.

     Effective May 13, 2009, the Company acquired oil and gas equipment consisting of casing and tubing from PM. PM was paid $1,718,967 as reimbursement for the original cost of the tubular goods

     On June 11, 2008, the Company entered into two year employment agreements with its executive officers. Pursuant to the terms of those agreements, the salaries of William E. Scaff, Jr. and Ed Holloway are each $12,500 per month. For the nine months ended May 31, 2009, the Company paid $225,000 under these agreements.

     In June 2008, the Company sold 1,900,000 shares of its common stock to the Synergy Energy Trust (the "Trust"). The Trust was created for the benefit of consultants and others who have, or will in the future, benefit the Company. The trustee is a shareholder of the Company. Effective December 1, 2008, the Company repurchased 1,000,000 shares of its common stock from the Trust for $1,000, the original selling price. During the nine months ended May 31, 2009, 900,000 shares were issued to the Trustee in exchange for certain services directly related to raising additional capital for the Company, and the Trustee terminated the Trust.

     On June 1, 2008, the Company entered into an agreement with Energy Capital Advisors, an entity related through common ownership interests. Energy Capital Advisors provided certain services directly related to raising additional capital for the Company. Compensation under the agreement was $30,000 per month through December 31, 2008, and $10,000 per month from January 1, 2009 to May 31, 2009, when the agreement terminated. During the nine months ended May 31, 2009, the Company paid $170,000 related to this agreement.

     On June 1, 2008, the Company entered into an agreement with J3 Energy LLC, an entity related through common ownership interests. Pursuant to the Agreement, J3 Energy LLC agreed to provide certain services directly related to raising additional capital for the Company. The agreement terminated on September 30, 2008. Compensation under the agreement was $8,000 per month. During the nine months ended May 31, 2009, the Company paid $8,000 related to the agreement.

     In connection with the merger, the Company entered into an agreement with two directors to provide consulting services. The initial term of the agreement is one year. Compensation under the agreement is $10,000 per month. During the nine months ended May 31, 2009, the Company recorded costs of $90,000 related to this agreement.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2009
                                  (Unaudited)

8.   Subsequent Events

     Effective June 29, 2009, the Company completed the private sale of 1,000,000 units at a price of $3.00 per unit. Each unit consisted of two shares of the Company's common stock, one Series A Warrant and one Series B warrant. The sale of 1,000,000 units included 301,667 units sold on or before May 31, 2009 and 698,333 units sold subsequent to May 31, 2009.

                          SYNERGY RESOURCES CORPORATION

                           FINANCIAL STATEMENTS AS OF
                                 August 31, 2008

                       AND PRO FORMA FINANCIAL STATEMENTS

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Synergy Resources Corporation

We have audited the accompanying balance sheet of Synergy Resources Corporation (an Exploration Stage Company) as of August 31, 2008, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from inception (December 28, 2007) to August 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States.) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synergy Resources Corporation (an Exploration Stage Company) as of August 31, 2008, and the results of its operations, and its cash flows for the period from inception (December 28, 2007) to August 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has no revenue generating operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
November 24, 2008

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                              as of August 31, 2008


                                     ASSETS
Current assets:
     Cash and cash equivalents                              $  2,292,341
     Other current assets                                         27,412
                                                            -------------
            Total current assets                            $  2,319,753
                                                            =============

           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                       $     12,473
     Accrued payroll taxes                                        40,853
                                                            -------------
            Total current liabilities                             53,326
                                                            -------------
Shareholders' equity:
     Preferred stock - $0.0001 par value, 5,000,000
     shares authorized:  no shares issued and outstanding             --
     Common stock - $0.0001 par value, 50,000,000 shares
authorized:
            9,943,571 issued and outstanding                         994
     Additional paid-in capital                                2,585,261
     Stock subscriptions receivable                              (27,650)
     Deferred compensation                                       (98,800)
     (Deficit) accumulated during the exploration stage         (193,378)
                                                            -------------
            Total shareholders' equity                         2,266,427
                                                            -------------
            Total liabilities and shareholders' equity      $  2,319,753
                                                            =============

  The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATONS
      for the period from Inception (December 28, 2007) to August 31, 2008


Revenues                                                   $          --
                                                            -------------
Expenses:
     Administrative services contract - related party             53,333
     Salaries and payroll taxes                                   72,382
     Legal fees                                                   41,098
     Share based compensation - stock options granted             28,200
     All other general and administrative                          1,258
                                                            -------------
            Total expenses                                       196,271
                                                            -------------
Operating (loss)                                                (196,271)

     Interest income                                               2,893
                                                            -------------
(Loss) before taxes                                             (193,378)

Provision for income taxes                                            --
                                                            -------------
Net (loss)                                                 $    (193,378)
                                                            =============
Net (loss) per common share:
        Basic and Diluted                                  $       (0.07)
                                                            =============
Weighted average shares outstanding:
        Basic and Diluted                                      2,892,700
                                                            =============

  The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
      for the period from Inception ( December 28, 2007) to August 31, 2008


 Cash flows from operating activities:
      Net (loss)                                            $   (193,378)
                                                            -------------
      Adjustments to reconcile net (loss) to net cash (used in) operating activities:
          Stock options granted                                   28,200
      Changes in operating assets and liabilities
          (Increase) in other current assets                     (27,412)
          Increase in accounts payable                            12,473
          Increase in accrued liabilities                         40,853
                                                            -------------
      Total adjustments                                           54,114
                                                            -------------
         Net cash (used in) operating activities                (139,264)
                                                            -------------
Cash flows from investing activities:
 Net cash provided by (used in) investing activities                  --
                                                            -------------
Cash flows from financing activities:
 Cash proceeds from sale of stock, net of
  offering costs                                               2,431,605
                                                            -------------
     Net cash provided by financing activities                 2,431,605
                                                            -------------
Net increase in cash and equivalents                           2,292,341

Cash and equivalents at inception                                      --
                                                            -------------
Cash and equivalents at end of period                       $  2,292,341
                                                            =============
Supplemental Cash Flow Information:
     Interest paid                                          $          --
                                                            =============
     Income taxes paid                                      $          --
                                                            =============

The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
           STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY for the period from Inception (December 28, 2007) to August 31, 2008

                                                                                                       (Deficit)
                                                                                                      Accumulated
                               Number of                 Additional       Stock                         During         Total
                                Common       Common        Paid-In    Subscriptions      Deferred     Exploration   Shareholders'
                                Shares        Stock        Capital      Receivable     Compensation      Stage         Equity
                               ---------     ------      ----------   -------------    ------------   ------------ -------------
Balance at Inception,
 December 28, 2007                    --    $      --    $       --   $         --      $       --     $       --    $       --

Founders' shares
issued effective
June 11, 2008                  7,900,000          790         7,110         (7,900)             --             --            --

Shares issued for cash
 at $1.00 per share
 pursuant to June 20, 2008
 offering memorandum           1,000,000          100       999,900        (19,750)             --             --       980,250

Stock options
granted effective
June 30, 2008                        --            --       127,000             --         (98,800)            --        28,200

Shares issued for cash
 at $1.50 per share
 pursuant to July 16, 2008
 offering memorandum           1,043,571          104     1,565,251             --              --             --     1,565,355

Offering costs                        --           --      (114,000)            --              --             --      (114,000)

Net (loss)                            --           --            --             --              --       (193,378)     (193,378)
                              -----------    ---------   -----------    -----------    ------------   ------------   -----------
Balance, August 31, 2008       9,943,571     $    994    $2,585,261     $  (27,650)    $   (98,800)   $  (193,378)    2,266,427
                              ===========    =========   ===========    ===========    ============   ============   ===========


  The accompanying notes are an integral part of these financial statements.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

1.  Summary of Significant Accounting Policies

      Basis of Presentation: Synergy Resources Corporation (the "Company") was organized under the laws of the State of Colorado on December 28, 2007. The Company plans to engage in oil and gas acquisitions, exploration, development and production service activities, primarily in Weld County, Colorado. The Company is in its exploration stage and has not yet generated any revenues from operations.

      Cash and Cash Equivalents: The Company considers cash in banks, deposits in transit, and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

      Oil and Gas Properties: The Company plans to use the full cost method of accounting for costs related to its oil and natural gas properties. All of the properties acquired by the Company from the date of inception will undergo evaluation to determine whether they will be included in the depletion, depreciation, and amortization calculation. After the properties are evaluated, the capitalized costs included in the full cost pool will be depleted on an aggregate basis using the units-of-production method. A change in proved reserves without a corresponding change in capitalized costs will cause the depletion rate to increase or decrease.

      Both the volume of proved reserves and any estimated future expenditures to be used for the depletion calculation will be based on estimates such as those described under "Oil and Gas Reserves" below.

      The capitalized costs in the full cost pool will be subject to a quarterly ceiling test that limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and natural gas reserves discounted at 10 percent plus the lower of cost or market value of unproved properties less any associated tax effects. If such capitalized costs exceed the ceiling, the Company will record a write-down to the extent of such excess as a non-cash charge to earnings. Any such write-down will reduce earnings in the period of occurrence and result in lower depreciation and depletion in future periods. A write-down may not be reversed in future periods, even though higher oil and natural gas prices or increased reserves may subsequently increase the ceiling.

      Changes in oil and natural gas prices are expected to have the most significant impact on the Company's ceiling test. In general, the ceiling is lower when prices are lower. Even though oil and natural gas prices can be highly volatile over weeks and even days, the ceiling calculation dictates that prices in effect as of the last day of the test period be used and held constant. The resulting valuation is a snapshot as of that day and, thus, is not necessarily indicative of a true fair value that would be placed on the Company's reserves by the Company or by an independent third party. Therefore, the future net revenues associated with the estimated proved reserves are not based on the Company's assessment of future prices or costs, but rather are based on prices and costs in effect as of the end the test period.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

      Oil and Gas Reserves: The determination of depreciation and depletion expense as well as ceiling test write-downs related to the recorded value of the Company's oil and natural gas properties will be highly dependent on the estimates of the proved oil and natural gas reserves. Oil and natural gas reserves include proved reserves that represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and natural gas reserves and their values, including many factors beyond the Company's control. Accordingly, reserve estimates are often different from the quantities of oil and natural gas ultimately recovered and the corresponding lifting costs associated with the recovery of these reserves.

      Property Retirement Obligation: The Company follows the guidelines of Statement of Financial Accounting Standards (SFAS) 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.

      Stock Based Compensation: The Company accounts for stock-based compensation in accordance with SFAS 123(R), "Share Based Payment," requiring the Company to record compensation costs determined in accordance with the fair value based method prescribed in SFAS 123(R). The Company estimates the fair value of stock options at their grant date by using the Black-Scholes-Merton option-pricing model and provides for expense recognition over the service period, if any, of the stock option. The Company accounts for common stock issued to employees for services based on the fair value of the equity instruments issued, and accounts for common stock issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

      Per Share Amounts: SFAS 128, "Earnings Per Share," provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (or loss) by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company, assuming the issuance of an equivalent number of common shares pursuant to options, warrants, or convertible debt arrangements. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive. Similarly, potential common stock equivalents are not included in the calculation if the effect would be anti-dilutive.

      Income Taxes: Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

      Use of Estimates: The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. Estimates that are critical to the accompanying financial statements include the valuation of deferred tax assets and the impact of potential loss contingencies. As the Company implements its business plan, it is expected that future critical estimates will include the identification and valuation of proved and probable reserves, treatment of exploration and development costs as either an asset or an expense, and the calculation of depreciation, depletion, and amortization expense. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period it is determined to be necessary.

      Business Risks: The Company continually reviews the exploration and political risks it encounters in its operations. It mitigates the likelihood and potential severity of these risks through the application of high operating standards. The Company's operations may be affected to various degrees by changes in environmental regulations, including those for future site restoration and reclamation costs. The oil and gas business is subject to extensive licensing, permitting, governmental legislation, control and regulations. The Company endeavors to be in compliance with these regulations at all times.

      Revenue Recognition: The Company plans to recognize revenue from the sales of crude oil and natural gas when the product is delivered at a fixed or determinable price, title has transferred and collectability is reasonably assured.

      Fair Value of Financial Instruments: SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2008.

      The respective carrying value of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and cash equivalents, prepaid expenses, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

      Concentration of Credit Risk: The Company's operating cash balances are maintained in one primary financial institution and currently exceed federally insured limits. The Company believes that the financial strength of this institution mitigates the underlying risk of loss. To date, these concentrations of credit risk have not had a significant impact on the Company's financial position or results of operations.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

      Environmental Matters: Environmental costs are expensed or capitalized depending on their future economic benefit. Costs that relate to an existing condition caused by past operations with no future economic benefit are expensed. Liabilities for future expenditures of a non-capital nature are recorded when future environmental expenditures and/or remediation are deemed probable and the costs can be reasonably estimated. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

      Recent Accounting Pronouncements: In December 2007 the Financial Accounting Standards Board (FASB) issued SFAS 141 (revised 2007), Business Combinations ("SFAS 141R"). This statement replaces SFAS 141, Business Combinations. The statement provides guidance for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141R provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. The statement determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141R will be effective for our fiscal year commencing September 1, 2009 and do not allow early adoption. Management is currently evaluating the impact of adopting this statement.

      In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160), which will be effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier adoption is not allowed. This standard establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent's ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The Company does not anticipate that this pronouncement will have a material impact on its results of operations or financial position.

      In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement No. 133 (SFAS 161), which becomes effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. This standard changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Management is currently evaluating the impact of adopting this statement.

                         SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

      In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162), which becomes effective upon approval by the SEC. This standard sets forth the sources of accounting principles and provides entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. It is not expected to change any of our current accounting principles or practices and therefore, is not expected to have a material impact on our financial statements.

      There were various other accounting standards and interpretations issued during 2008, none of which are expected to a have a material impact on the Company's financial position, operations or cash flows.

2.  Going Concern

      The Company's financial statements are prepared on a going concern basis, which contemplates the satisfaction of obligations in the normal course of business. The Company has no source of operating revenue and has financed operations through the sale and exchange of equity. The Company has incurred losses since its inception aggregating $193,378. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

      The Company has raised net cash proceeds of $2,431,605 in sales of common stock from inception through August 31, 2008. Management believes that these proceeds will not be sufficient to fund its operating activity and other capital resource demands during the next twelve months.

      The Company continues to raise capital through the sale of its common shares and may also seek other funding or corporate transactions to achieve its business objectives. The Company's ability to continue as a going concern is contingent upon its ability to raise funds through the sale of equity, joint venture or sale of its assets, and attaining profitable operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

3.  Income Taxes

      The Company records deferred taxes in accordance with SFAS 109 "Accounting for Income Taxes". The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

      Reconciling items between the net loss reported for book purposes and the taxable loss reported for tax purposes include the deferred tax asset valuation allowance and differences whereby stock based compensation expenses are generally deductible for tax purposes in different periods and in different amounts than the expense recognized for book purposes.

      The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                       Estimated                Estimated                Change in
                         NOL           NOL     Tax Benefit   Valuation   Valuation    Net Tax
                     Carry-Forward   Expires    from NOL     Allowance   Allowance    Benefit
                     -------------   -------   -----------   ---------   ---------    --------

  August 31, 2008       $165,000       2028      $ 61,000     $(61,000)  $(61,000)     $   --


                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

     Income taxes at the statutory rate are reconciled to reported income tax expense (benefit) as follows:


Federal tax expense (benefit) at statutory rate                       (34%)
State tax expense (benefit) at statutory rate, net                     (3%)
Stock based compensation                                                5%
Deferred income tax valuation allowance                                32%
                                                                     -----
                                                                        0%
                                                                     =====

      At this time, the Company is unable to determine if it will be able to benefit from its deferred tax asset. There are limitations on the utilization of net operating loss carry-forwards, including a requirement that losses be offset against future taxable income, if any. In addition, there are limitations imposed by certain transactions which are deemed to be ownership changes. Accordingly, a valuation allowance has been established for the entire deferred tax asset.

4.  Shareholders' Equity

      Preferred Stock The Company has authorized 5,000,000 shares of preferred stock with a par value of $0.0001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. Since inception, the Company has not issued any preferred shares.

      Common Stock The Company has authorized 50,000,000 shares of common stock with a par value of $0.0001 per share.

      Issued and Outstanding The total issued and outstanding common stock at August 31, 2008 is 9,943,571 common shares, as follows:

    i. Effective June 11, 2008, the Company agreed to issue 7,900,000 common shares to its founders at $0.001 per share. Cash proceeds of $7,900 were received subsequent to August 31, 2008.

    ii. Pursuant to a Private Offering Memorandum dated June 20, 2008, the Company sold 1,000,000 units at $1.00 per unit. Cash proceeds of $980,250 were received prior to August 31, 2008 and cash proceeds of $19,750 were received subsequent to August 31, 2008. Each unit consists of one share of restricted common stock and one Series A warrant that entitles the holder to purchase one share of common stock at $6.00 per share through December 31, 2012.

    iii.Pursuant to a Private Offering Memorandum dated July 16, 2008, the
        Company sold 1,043,571 units at $1.50 per unit for total cash proceeds of $1,565,355. Subsequent to August 31, 2008, the Company sold an additional 16,429 units for cash proceeds of $24,645. Each unit consists of one share of restricted common stock and one Series A warrant that entitles the holder to purchase one share of common stock at $6.00 per share through December 31, 2012.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

      The following tables summarize information about the Company's issued and outstanding common stock warrants for the period ended August 31, 2008:

                                  Remaining
                                  Contractual      Exercise Price
        Exercise      Number         Life           times Number
         Price       of Shares     (in years)         of Shares
       ---------     ---------    -----------      --------------

         $6.00       2,043,571        4.3           $ 12,261,426


                                                Number of     Weighted average
                                                 warrants      exercise price
                                                ----------    -----------------

Outstanding, December 28, 2007                        --
Granted                                        2,043,571            $6.00
Exercised                                             --
                                               ---------
Outstanding, August 31, 2008                   2,043,571            $6.00
                                               =========


5.  Stock Based Compensation

      The Company accounts for stock options granted as provided by SFAS 123(R), "Share-Based Payment," which requires the Company to expense as compensation the value of grants and options as determined in accordance with the fair value based method prescribed in SFAS 123(R). The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes-Merton option-pricing model.

       During the period ended August 31, 2008, stock options were granted to purchase 4,000,000 shares of common stock. Effective June 11, 2008, grants covering 2,000,000 shares were issued to the executive officers at an exercise price of $10.00 and a term of five years, and these options will vest over a one year period. The fair value of these options was determined to be nil based upon the following assumptions: expected life of 2.5 years, stock price of $1.00 at date of grant, nominal volatility, dividend yield of 0%, and interest rate of 2.63%. Effective June 30, 2008, grants covering an additional 2,000,000 shares were issued to the executive officers at an exercise price of $1.00 and a term of five years, and these options will vest over a one year period. Based upon a fair value calculation, these options were determined to have a value of $127,000 using the following assumptions: expected life of 2.5 years, stock price of $1.00 at date of grant, nominal volatility, dividend yield of 0%, and interest rate of 2.63%. Deferred compensation of $127,000 was recorded as a component of shareholders' equity, and will be amortized to stock compensation expense on a pro-rata basis over the vesting term. During the period ended August 31, 2008, amortization of $28,200 was recorded.

                        SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008


      The following tables summarize information about stock options for the period ended August 31, 2008:

                           Contractual      Exercise Price      Weighted
 Exercise      Number         Life           times Number        Average
  Price       of Shares     (in years)         of Shares      Exercise Price
---------     ---------    -----------      --------------    --------------

  $10.00      2,000,000         4.8         $ 20,000,000          $10.00
  $ 1.00      2,000,000         4.8            2,000,000          $ 1.00
              ---------                     ------------          ------
              4,000,000                     $ 22,000,000          $ 5.50
              =========                     ============          ======


                                                Number of     Weighted average
                                                 warrants      exercise price
                                                ----------    -----------------

Outstanding, December 28, 2007                         --
Granted                                         4,000,000           $5.50
Exercised                                              --
                                                ---------
Outstanding, August 31, 2008                    4,000,000           $5.50
                                                =========
Exercisable, August 31, 2008                    1,000,000
                                                =========

6.   Related Party Transactions and Commitments

      The Company's executive officers control two entities that have entered into agreements with the Company. The entities are Petroleum Management, LLC ("PM") and Petroleum Exploration and Management, LLC ("PEM"). As discussed below, one agreement provides various services to the Company and the other agreement provides an option to acquire certain oil and gas interests.

      Effective June 11, 2008, the Company entered into an Administrative Services Agreement with PM. The Company will pay $10,000 per month for leasing office space and an equipment yard located in Platteville, Colorado, and will pay $10,000 per month for office support services including secretarial service, word processing, communication services, office equipment and supplies. Additional employees, independent contractors or oil and gas professionals provided to the Company by PM will be reimbursed at actual cost. Either party may terminate the agreement with 30 days notice. For the period ended August 31, 2008, the Company paid $60,000 under this agreement, including $6,667 classified as prepaid expenses.

                          SYNERGY RESOURCES CORPORATION
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2008

      Effective August 7, 2008, the Company entered into a letter of intent with the related entities that provides an option to acquire working interests in oil and gas leases which are owned by PM and/or PEM. The oil and gas leases cover 640 acres in Weld County, Colorado, and subject to certain conditions, will be transferred to the Company for payment of $1,000 per net mineral acre. The working interests in the leases vary but the net revenue interest in the leases, if acquired by the Company, will not be less than 75%. The letter of intent had an original expiration date of November 1, 2008, but has been extended by mutual agreement to August 31, 2009.

      On June 11, 2008, the Company entered into two year employment agreements with its executive officers. Pursuant to the terms of those agreements, the salaries of William E. Scaff, Jr. and Ed Holloway are each $12,500 per month. For the period ended August 31, 2008, the Company paid $75,000 under these agreements, including $8,333 classified as prepaid expenses.

      In June 2008, the Company sold 1,900,000 shares of its common stock to the Synergy Energy Trust (the "Trust"). The Trust was created for the benefit of consultants and others who have, or will in the future, benefit the Company. The trustee is a shareholder of the Company. As of August 31, 2008, the Trust had not sold, assigned or transferred any of the Company's shares.

      On June 1, 2008, the Company entered an agreement with Energy Capital Advisors, an entity related through common ownership interests. Energy Capital Advisors will provide certain services directly related to raising additional capital for the Company. The agreement will terminate on May 31, 2009, unless terminated earlier for reason of non-performance. Compensation under the agreement is $30,000 per month. During the period ended August 31, 2008, the Company recorded costs of $90,000 related to this agreement. Since all of the activities during the period were considered to be offering costs, they were recorded as an offset to additional paid in capital.

      On June 1, 2008, the Company entered an agreement with J3 Energy LLC, an entity related through common ownership interests. J3 Energy LLC will provide certain services directly related to raising additional capital for the Company. The agreement terminated on September 30, 2008. Compensation under the agreement is $8,000 per month. During the period ended August 31, 2008, the Company recorded costs of $24,000 related to the agreement. Since all of the activities during the period were considered to be offering costs, they were recorded as an offset to additional paid in capital.

7. Subsequent Events
      On September 10, 2008, Brishlin Resources, Inc. (Brishlin) acquired approximately 89% of the outstanding shares of the Company in exchange for 8,902,500 shares of Brishlin's common stock. In conjunction with the acquisition, the shareholders of Brishlin, at a special meeting held on September 8, 2008, approved a resolution to change Brishlin's name to Synergy Resources Corporation. For accounting purposes, the merger is considered a "reverse merger" with Synergy as the accounting acquirer.

                        SYNERGY RESOURCES CORPORATION
              PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (unaudited)

On September 10, 2008, Brishlin Resources, Inc. ("Brishlin") acquired approximately 89% of the outstanding shares of Synergy Resources Corporation ("Synergy") for 8,902,500 shares of its common stock and 1,042,500 Series A warrants. Brishlin expects to acquire the remaining shares of Synergy in a separate transaction.

Subsequent to the business combination, Brishlin changed its name to Synergy Resources Corporation. For purposes of this pro-forma information, we have retained the original names.

Although the legal form of the transaction reflects the acquisition of Synergy by Brishlin, we have determined that the accounting form of the transaction is a "reverse merger", in which Synergy is identified as the accounting acquirer and Brishlin is identified as the accounting acquiree. In this transaction, Synergy reports the acquisition of Brishlin as a recapitalization under which the outstanding shares of Brishlin are issued to acquire the net assets of Brishlin. Future financial statements will present the historical information of Synergy and the operations of Brishlin will be included from the date of the combination.

The following pro-forma condensed combined financial statements present the combined financial position and results of operation of Brishlin and Synergy as they may have appeared had the combination described above occurred as of January 1, 2008 for purposes of the pro-forma condensed combined statement of operations, and as of August 31, 2008 for purposes of the pro-forma condensed combined balance sheet.

The unaudited pro-forma condensed combined financial statements are provided for illustrative purposes only and do not purport to present what the actual results of operations or financial position would have been had the transactions actually occurred on the dates indicated, nor do they purport to represent results of operations for any future period or financial position for any future date. These statements do not assume any potential cost savings or other future benefits that may be obtained through the combination of these two entities.

The pro-forma condensed combined financial statements have been derived from, and should be read in conjunction with, the historical financial statements and notes thereto of Brishlin and Synergy. The audited financial statements of Synergy as of August 31, 2008 and for the period from inception (December 28, 2007) to August 31, 2008 appear elsewhere in this Form 8-K/A. The audited financial statements of Brishlin as of December 31, 2007 and for the two years ended December 31, 2007, were previously filed on Form 10-K. The unaudited financial statements of Brishlin as of June 30, 2008 and for the six months ended June 30, 2008 were previously filed on Form 10-Q. Brishlin has elected to change its fiscal year from December 31 to August 31, to coincide with the fiscal year end of Synergy. Brishlin intends to file audited financial statements as of August 31, 2008 and for the eight months ended August 31, 2008 on a transition report on Form 10-K no later than January 29, 2009.

          SYNERGY RESOURCES CORPORATION AND BRISHLIN RESOURCES, INC.
                  PRO-FORMA CONDENSED COMBINED BALANCE SHEET
                        as of August 31, 2008 (unaudited)

                                           HISTORICAL                     PRO-FORMA
                                     -----------------------   ----------------------------------
                                     Synergy        Brishlin   Adjustments    Combined     Notes
                                     -------        --------   -----------    ---------    -----
               ASSETS
Current assets:
    Cash and cash equivalents      $ 2,292,341      $  7,569     $      --   $ 2,299,910
    Prepaid expenses                    27,412         1,428            --        28,840
                                   -----------      --------     ---------   -----------
          Total current assets       2,319,753         8,997            --     2,328,750
                                   -----------      --------     ---------   -----------
Oil and gas properties, at cost,
  using full cost method
    Oil and gas properties, net             --        39,125            --        39,125

Other assets                                --         1,328            --         1,328
                                   -----------    ----------     ---------   -----------
          Total assets            $  2,319,753    $   49,450     $      --   $ 2,369,203
                                   -----------    ----------     ---------   -----------
   LIABILITIES AND SHAREHOLDERS'
               EQUITY
Current liabilities:
    Accounts payable              $     12,473    $   44,906     $      --   $    57,379
    Accrued salaries, benefits,
     and taxes                          40,853         3,604            --        44,457
                                   -----------    ----------     ---------   -----------
         Total current liabilities      53,326        48,510            --       101,836
                                   -----------    ----------     ---------   -----------
Shareholders' equity:
    Common stock                           994         1,038         8,950        10,982       b
    Additional paid-in capital       2,585,261     1,015,262    (1,015,360)    2,933,813       a
    Additional paid-in capital              --            --        (8,950)           --       b
    Additional paid-in capital              --            --       357,600            --       c
    Stock subscriptions receivable     (27,650)           --            --       (27,650)
    Deferred compensation              (98,800)           --      (278,200)     (377,000)      c
   (Deficit) accumulated during
      the exploration stage           (193,378)   (1,015,360)    1,015,360      (272,778)      a
   (Deficit) accumulated during
      the exploration stage                 --            --       (79,400)           --       c
                                   -----------    ----------     ---------   -----------
       Total shareholders' equity    2,266,427           940            --     2,267,367
                                   -----------    ----------     ---------   -----------
      Total liabilities and
        shareholders' equity       $ 2,319,753    $   49,450     $      --   $ 2,369,203
                                   ===========    ==========     =========   ===========

              The accompanying notes are an integral part of these
               pro-forma condensed combined financial statements.

          SYNERGY RESOURCES CORPORATION AND BRISHLIN RESOURCES, INC.
            PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  for the eight months ended August 31, 2008
                                   (Unaudited)


                             HISTORICAL                  PRO-FORMA
                         ------------------   ---------------------------------
                         Synergy   Brishlin    Adjustments   Combined    Notes
                         -------   --------    -----------   --------    -----
Revenues                $     --   $     --     $      --   $      --
                        --------   --------     ---------   ---------
Expenses:
 Oil and gas lease
   expense                    --      5,000            --       5,000
 General and
   administrative        196,271    194,730        79,400      470,401      c
                        --------   --------     ---------   ----------
     Total expenses      196,271    199,730        79,400      475,401
                        --------   --------     ---------   ----------
Operating (loss)        (196,271)  (199,730)      (79,400)    (475,401)

Other income (expense):
     Interest income       2,893         90            --        2,983
                        --------   --------     ---------   ----------
(Loss) before taxes     (193,378)  (199,640)      (79,400)    (472,418)

Provision for
  income taxes                --         --            --           --
                        --------   --------     ---------   ----------
Net (loss)            $ (193,378) $(199,640)    $ (79,400)  $ (472,418)
                      ==========  =========     =========   ==========
Net (loss) per
 common share:
   Basic and Diluted  $    (0.07) $   (0.20)                $    (0.04)
                      ==========  =========                 ==========

Weighted average
  shares outstanding:
    Basic and Diluted  2,892,700   1,005,869    7,083,002   10,981,571      d
                      ==========   =========    =========   ==========

              The accompanying notes are an integral part of these
               pro-forma condensed combined financial statements.

                          SYNERGY RESOURCES CORPORATION
                      NOTES TO PRO-FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                   (unaudited)

1.   Basis of Pro-Forma Presentation

On September 10, 2008, pursuant to an Agreement to Exchange Common Stock ("Exchange Agreement") with certain shareholders of Synergy Resources Corporation, Brishlin Resources, Inc. acquired approximately 89% of the outstanding shares of Synergy Resources Corporation in exchange for 8,902,500 shares of its common stock and 1,042,500 Series A warrants. Brishlin expects to acquire the remaining 1,057,500 shares of Synergy Resources Corporation in a subsequent transaction. For purposes of this pro-forma presentation, we assumed that Brishlin acquired 100% of the outstanding shares of Synergy.

Brishlin Resources, Inc. ("Brishlin") was organized under the laws of the State of Colorado on May 11, 2005 as Blue Star Energy, Inc. Effective December 11, 2007, the Company changed its name to Brishlin Resources, Inc. The Company plans to engage in oil, gas and mineral acquisitions, exploration, development and production service activities, primarily in the western region of the United States. The Company is in its exploration stage and has not yet generated any revenues from operations.

Synergy Resources Corporation ("Synergy") was organized under the laws of the State of Colorado on December 28, 2007. The Company plans to engage in oil and gas acquisitions, exploration, development and production service activities, primarily in the D-J Basin, which is located in Colorado and neighboring states. The Company is in its exploration stage and has not yet generated any revenues from operations.

Management believes that the combination of the two entities will create a company with greater access to experienced personnel, operational resources, and financial resources.

The pro-forma condensed combined financial statements are presented as of August 31, 2008 and for the eight months ended August 31, 2008. The balance sheet as of August 31, 2008 assumes that the combination occurred on August 31, 2008. The statement of operations for the eight months ended August 31, 2008 assumes that the merger occurred on January 1, 2008. Synergy did not undertake any transactions between December 28, 2007 (its inception date) and January 1, 2008. Accordingly, no adjustments have been made to account for the three days between December 28, 2007 and January 1, 2008.

It is anticipated that the combined entity will have approximately 10,998,000 issued and outstanding common shares after Brishlin acquires all the outstanding shares of Synergy. The former shareholders of Synergy will control approximately 91% of the outstanding shares and the former shareholders of Brishlin will control approximately 9% of the outstanding shares.

For accounting purposes, this business combination is considered a "reverse merger", in which Synergy will be considered the accounting acquirer. The combination will be recorded as a recapitalization under which Synergy issues shares in exchange for the net assets of Brishlin. The assets and liabilities of Brishlin will be recorded at their respective book values and will not be adjusted to their estimated fair values. No goodwill or other intangible assets will be recorded in the transaction.

Brishlin and Synergy had different fiscal years. On October 31, 2008, Brishlin elected to change its fiscal year end from December 31 to August 31. Where necessary, the historical amounts presented in the condensed combined pro-forma financial statements have been adjusted to reflect the August 31 year end.

2.  Reverse Stock Split and Name Change

On September 8, 2008, Brishlin shareholders approved a reverse stock split of the outstanding shares of common stock, pursuant to which each ten shares of Brishlin's pre-split common stock issued and outstanding was exchanged for one share of the Company's post-split common stock. After giving effect to the reverse stock split, there were 1,038,000 shares of Brishlin common stock issued and outstanding. All share amounts presented in this report have been adjusted to reflect the reverse stock split.

Similarly, Brishlin shareholders approved a name change on September 8, 2008. Upon completion of the share exchange, Brishlin changed its name to Synergy Resources Corporation. To avoid confusion in these pro-forma statements, we have retained the original names for the individual entities and used the name "Synergy Resources Corporation" for the combined entity.

3.   Pro-Forma Adjustments

The pro-forma condensed combined financial statements have been prepared to reflect the reverse merger between Synergy and Brishlin. Pro-forma adjustments included in the pro-forma condensed combined financial statements are as follows:

    a.  To eliminate the historical accumulated deficit account for Brishlin.

    b. To record the exchange of Synergy shares with a par value of $0.0001 per share for Brishlin shares with a par value of $0.001 per share.

    c. To record deferred compensation for the estimated incremental fair value of Brishlin stock options issued to replace Synergy stock options and to amortize deferred compensation over the vesting term.

    d. To adjust the calculation of weighted average shares outstanding as if all shares had been issued as of January 1, 2008.

                                TABLE OF CONTENTS
                                                                           Page
PROSPECTUS SUMMARY ..............................................
RISK FACTORS ....................................................
DILUTION AND COMPARATIVE SHARE DATA..............................
MARKET FOR DISCOVERY'S COMMON STOCK .............................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ......................................
BUSINESS.........................................................
MANAGEMENT ......................................................
PRINCIPAL SHAREHOLDERS...........................................
PLAN OF DISTRIBUTION ............................................
SELLING SHAREHOLDERS.............................................
DESCRIPTION OF SECURITIES........................................
LEGAL PROCEEDINGS................................................
INDEMNIFICATION .................................................
AVAILABLE INFORMATION............................................
GLOSSARY ........................................................
FINANCIAL STATEMENTS.............................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Synergy Resources Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

      The following table show the costs and expenses payable by the Company in connection with this registration statement.

         SEC Filing Fee                                        $  1,229
         Blue Sky Fees and Expenses                               1,000
         Printing Expenses                                        1,000
         Legal Fees and Expenses                                 30,000
         Accounting Fees and Expenses                            10,000
         Miscellaneous Expenses                                   1,771
                                                              ---------
                  TOTAL                                         $45,000
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors The Colorado Business Corporation provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 15. Recent Sales of Unregistered Securities.

                                                                        Note
                                                                       Reference
      In May 2005, the Company issued 600,000 shares of
common stock to Raymond McElhaney and Bill Conrad, its two
officers and directors, and 30,000 shares to a group of private
investors for cash of $6,300.                                             A

      In June 2005, the Company sold 250,000 shares to an investor for cash of $5,000 and issued 6,000 shares to another person in exchange for a 2% working interest in an oil and gas prospect,
valued at $6,000.                                                         A

      Between August 2005 and June 2006 the Company sold 212,000 shares of common stock to 21 persons for $424,000.  The shares were purchased by individuals or entities that were friends,
relatives or business contacts of the founders of the Company.            B

                                                                        Note
                                                                       Reference

      On September 21, 2006 the Company issued 20,000 shares
of common stock, valued at $50,000, as well as a promissory
note in the principal amount of $200,000 to Prospector Capital
Inc. in partial payment for an oil and gas property. The promissory note was converted on December 31, 2006 into 40,000 shares of
common stock.                                                             B

      Between February 2007 and April 2007 the Company sold 33,000
shares of common stock to eight persons for $165,000.                     B

      On September 10, 2008 the Company acquired approximately 89%
of the outstanding shares of Synergy Resources Corporation in exchange for 8,882,500 shares of the Company's common stock and 1,042,500 Series
A warrants. On December 19, 2008 the Company acquired the remaining shares of Synergy for 1,077,500 shares of the Company's common stock and 1,017,500 Series A warrants. All but three of the Synergy
shareholders were accredited investors.                                   C

      Between December 8, 2008 and June 30, 2009, the Company
sold Units to 1,000,000 investors in a private offering at a price of $3.00 per unit. Each unit consisted of two shares of the Company's common stock, one Series A warrant and one Series B warrant. The
Company agreed to pay sales agents participating in the private offering a commission of up to 10% of the amount the sales agents raised in this offering. The Company also agreed to issue to selected sales agents one Sales Agent warrant for each five Units
sold by the selected sales agents.                                        C

A. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission or other form of remuneration was given to any person in connection with the issuance of these shares. Share numbers are post-split

B. The Company relied on the exemption from registration provided by Rule 504 of the Securities and Exchange Commission in connection with the sale of these shares. The Company did not engage in any general solicitation or advertising. The shares which were sold or issued were restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission. No commission or other form of remuneration was given to any person in connection with the issuance of these shares. Share numbers are post-split.

C. The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission with respect to the issuance of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts.

The certificates representing these securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission or other form of remuneration was given to any person in connection with the acquisition of Synergy. The Company paid a commission to Scottsdale Capital Advisors in connection with the sale of the units.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

Exhibits                                        Page Number

3.1.1 Articles of Incorporation                      (1)

3.1.2 Amendment to Articles of Incorporation         (2)

3.1.2 Bylaws                                         (1)

10.1  Employment Agreement with Ed Holloway          (2)

10.2  Employment Agreement with William E.
      Scaff, Jr.                                     (2)

10.4  Agreement regarding Conflicting Interest
      Transactions                                   (2)

10.5  Letter agreement regarding acquisition of
      oil and gas properties from Petroleum
      Management                                     (2)

10.6  Agreement with Energy Capital, LLC             (2)

14.  Code of Ethics (2)


(1) Incorporated by reference to the same exhibit filed with the Company's registration statement on Form SB-2, File #333-146561.

(2) Incorporated by reference to the same exhibit filed with the Company's transition report on Form 10-K for the period ended August 31, 2008.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser bye means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Denver, Colorado on the 8th day of October 2009.


                                    SYNERGY RESOURCES CORPORATION




                             By:    /s/ Ed Holloway
                                    -------------------------------------
                                    Ed Holloway, President


                             By:    /s/ Frank L. Jennings
                                    -------------------------------------
                                    Frank L. Jennings, Principal Financial
                                    Officer and Principal Accounting Officer

       In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                        Date

/s/ Ed Holloway                     Director              October 8, 2009
----------------------
Ed Holloway

/s/ William E. Scaff, Jr.           Director              October 8, 2009
-------------------------
William E. Scaff, Jr.

/s/ Benjamin Barton                 Director              October 8, 2009
----------------------
Benjamin Barton

                                    Director
Rick Wilber

/s/ Rayond E. McElhaney             Director              October 8, 2009
------------------------
Raymond E. McElhaney

/s/ Bill M. Conrad                  Director              October 8, 2009
----------------------
Bill M. Conrad

/s/ R.W. Noffsinger, III            Director              October 9, 2009
------------------------
R.W. Noffsinger, III

                                    EXHIBITS


                          SYNERGY RESOURCES CORPORATION

                       REGISTRATION STATEMENT ON FORM S-1


                                 AMENDMENT NO. 1